                                                                   Exhibit 10.3


                                CREDIT AGREEMENT

                                   dated as of

                                 MARCH 31, 2000

                                      among

                               COHO ENERGY, INC.,
                                   as Borrower

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

                            THE CHASE MANHATTAN BANK,
                                 as Issuing Bank

                           MEESPIERSON CAPITAL CORP.,
                             as Documentation Agent

                              FLEET NATIONAL BANK,
                              as Syndication Agent

                                       and

                            THE LENDERS PARTY HERETO

                           ---------------------------

                             CHASE SECURITIES INC.,
                                   as Arranger

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I                      DEFINITIONS........................................................................2
         SECTION 1.1           Defined Terms......................................................................2
         SECTION 1.2           Classification of Loans and Borrowings............................................26
         SECTION 1.3           Terms Generally...................................................................26
         SECTION 1.4           Accounting Terms; GAAP............................................................26

ARTICLE II                     THE CREDITS.......................................................................27
         SECTION 2.1           Commitments.......................................................................27
         SECTION 2.2           Loans and Borrowings..............................................................27
         SECTION 2.3           Requests for Borrowings...........................................................28
         SECTION 2.4           Funding of Borrowings.............................................................29
         SECTION 2.5           Interest Elections................................................................29
         SECTION 2.6           Termination and Reduction of Commitments..........................................31
         SECTION 2.7           Repayment of Loans; Evidence of Debt..............................................31
         SECTION 2.8           Borrowing Base....................................................................32
         SECTION 2.9           Prepayment of Loans...............................................................35
         SECTION 2.10          Fees..............................................................................37
         SECTION 2.11          Interest..........................................................................38
         SECTION 2.12          Alternate Rate of Interest........................................................39
         SECTION 2.13          Illegality........................................................................39
         SECTION 2.14          Increased Costs...................................................................40
         SECTION 2.15          Break Funding Payments............................................................41
         SECTION 2.16          Taxes.............................................................................42
         SECTION 2.17          Payments Generally; Pro Rata Treatment; Sharing of Set-offs.......................43
         SECTION 2.18          Mitigation Obligations............................................................45
         SECTION 2.19          Letters of Credit.................................................................45

ARTICLE III                    REPRESENTATIONS AND WARRANTIES....................................................49
         SECTION 3.1           Organization; Powers..............................................................49
         SECTION 3.2           Authorization; Enforceability.....................................................50
         SECTION 3.3           Approvals; No Conflicts...........................................................50
         SECTION 3.4           Financial Condition; No Material Adverse Change...................................50
         SECTION 3.5           Properties........................................................................51
         SECTION 3.6           Litigation Matters................................................................52
         SECTION 3.7           Compliance with Laws and Agreements...............................................52
         SECTION 3.8           Investment and Holding Company Status.............................................52
         SECTION 3.9           Taxes.............................................................................52
         SECTION 3.10          ERISA Matters.....................................................................52
         SECTION 3.11          Disclosure........................................................................53
         SECTION 3.12          Subsidiaries......................................................................53
         SECTION 3.13          Insurance.........................................................................53

         SECTION 3.14          Labor Matters.....................................................................53
         SECTION 3.15          Priority; Security Interest.......................................................53
         SECTION 3.16          Environmental Matters.............................................................54
         SECTION 3.17          Solvency..........................................................................55
         SECTION 3.18          Year 2000.........................................................................55
         SECTION 3.19          Claims and Liabilities............................................................55
         SECTION 3.20          Delivery of Alternative Financing Documentation...................................55
         SECTION 3.21          Plan of Reorganization............................................................56

ARTICLE IV                     CONDITIONS........................................................................56
         SECTION 4.1           Effective Date....................................................................56
         SECTION 4.2           Each Credit Event.................................................................63

ARTICLE V                      AFFIRMATIVE COVENANTS.............................................................64
         SECTION 5.1           Financial Statements and Other Information........................................64
         SECTION 5.2           Notices of Material Events........................................................65
         SECTION 5.3           Information Regarding Collateral..................................................67
         SECTION 5.4           Existence; Conduct of Business....................................................67
         SECTION 5.5           Payment of Obligations............................................................67
         SECTION 5.6           Maintenance of Properties.........................................................68
         SECTION 5.7           Insurance.........................................................................69
         SECTION 5.8           Casualty and Condemnation.........................................................69
         SECTION 5.9           Books and Records; Inspection and Audit Rights....................................69
         SECTION 5.10          Compliance with Laws..............................................................70
         SECTION 5.11          Use of Proceeds and Letters of Credit.............................................70
         SECTION 5.12          Additional Subsidiaries...........................................................70
         SECTION 5.13          Further Assurances................................................................71
         SECTION 5.14          Commodity Hedging.................................................................72
         SECTION 5.15          Environmental Covenant............................................................72
         SECTION 5.16          Title Matters.....................................................................73
         SECTION 5.17          Settlement........................................................................73

ARTICLE VI                     NEGATIVE COVENANTS................................................................74
         SECTION 6.1           Indebtedness; Certain Equity Securities...........................................74
         SECTION 6.2           Liens.............................................................................75
         SECTION 6.3           Fundamental Changes...............................................................76
         SECTION 6.4           Investments, Loans, Advances, Guaranties and Acquisitions.........................76
         SECTION 6.5           Asset Sales.......................................................................77
         SECTION 6.6           Sale and Leaseback Transactions...................................................78
         SECTION 6.7           Hedging Agreements................................................................78
         SECTION 6.8           Restricted Payments; Certain Payments of Indebtedness.............................78
         SECTION 6.9           Transactions with Affiliates......................................................79
         SECTION 6.10          Restrictive Agreements............................................................79
         SECTION 6.11          Amendment of Material Documents...................................................79
         SECTION 6.12          Minimum EBITDA to Total Interest Expense Ratio....................................79

         SECTION 6.13          Maximum Leverage Ratio............................................................80
         SECTION 6.14          Minimum Current Ratio.............................................................80
         SECTION 6.15          Subsidiaries......................................................................80
         SECTION 6.16.         Take or Pay Contracts.............................................................80

ARTICLE VII                    EVENTS OF DEFAULT.................................................................80

ARTICLE VIII                   THE AGENTS........................................................................83

ARTICLE IX                     MISCELLANEOUS.....................................................................85
         SECTION 9.1           Notices...........................................................................85
         SECTION 9.2           Waivers; Amendments...............................................................87
         SECTION 9.3           Expenses; Indemnity; Damage Waiver................................................89
         SECTION 9.4           Successors and Assigns............................................................90
         SECTION 9.5           Survival..........................................................................93
         SECTION 9.6           Counterparts; Integration; Effectiveness..........................................93
         SECTION 9.7           Severability......................................................................93
         SECTION 9.8           Right of Setoff...................................................................94
         SECTION 9.9           GOVERNING LAW.....................................................................94
         SECTION 9.10          JURISDICTION......................................................................94
         SECTION 9.11          CONSENT TO SERVICE OF PROCESS.....................................................95
         SECTION 9.12          WAIVER OF JURY TRIAL..............................................................95
         SECTION 9.13          Headings..........................................................................95
         SECTION 9.14          Confidentiality...................................................................95
         SECTION 9.15          Chapter 15 Not Applicable.........................................................96
         SECTION 9.16          Limitation of Interest............................................................96
         SECTION 9.17          Collateral Matters; Hedging Agreements............................................97
         SECTION 9.18          Arranger; Documentation Agent; Syndication Agent..................................97
         SECTION 9.19          Entire Agreement..................................................................98

                             SCHEDULES AND EXHIBITS


Schedules
Schedule 2.1      --     Commitments
Schedule 3.3      --     Approvals
Schedule 3.4      --     Material Adverse Change
Schedule 3.5      --     Real Property
Schedule 3.6      --     Disclosed Matters
Schedule 3.9      --     Taxes
Schedule 3.12     --    Subsidiaries
Schedule 3.13     --    Required Insurance
Schedule 3.16     --    Environmental Matters
Schedule 3.19     --    Claims and Liabilities
Schedule 4.1(g)   --     UCC Jurisdictions
Schedule 4.1(s)   --     Preferred Stock and Other Indebtedness
Schedule 6.1      --     Existing Indebtedness
Schedule 6.2      --     Existing Liens
Schedule 6.4      --     Existing Investments
Schedule 6.10     --    Existing Restrictions

Exhibits
Exhibit A         --     Form of Assignment and Acceptance Agreement
Exhibit B-1       --     Form of Borrowing Request
Exhibit B-2       --     Form of Interest Rate Election
Exhibit C-1       --     Form of Opinion of Borrower's Counsel
Exhibit C-2       --     Form of Opinion of Borrower's Local Counsel
Exhibit D         --     Form of Guaranty
Exhibit E         --     Form of Pledge Agreement
Exhibit F         --     Form of Security Agreement
Exhibit G         --     Form of Mortgage

         This CREDIT AGREEMENT, dated as of March 31, 2000, among COHO ENERGY, INC., a Texas corporation (the "Borrower"), the financial institutions as are or may become parties hereto (collectively, the "Lenders"), THE CHASE MANHATTAN BANK ("Chase"), as administrative agent for the Lenders (in such capacity together with its successors and permitted assigns in such capacity, the "Administrative Agent"), THE CHASE MANHATTAN BANK, as letter of credit issuing bank (in such capacity together with its successors and permitted assigns in such capacity, the "Issuing Bank"), MEESPIERSON CAPITAL CORP., as documentation agent for the Lenders (in such capacity together with its successors and permitted assigns in such capacity, the "Documentation Agent"), and FLEET NATIONAL BANK, as syndication agent for the Lenders (in such capacity together with its successors and permitted assigns in such capacity, the "Syndication Agent").

                              W I T N E S S E T H:

         WHEREAS, the Borrower is an independent energy company engaged, directly and indirectly through its Subsidiaries, in the development and production of, and the exploration for, crude oil and natural gas; and

         WHEREAS, on August 23, 1999, the Borrower and certain of its Subsidiaries, Coho Resources, Inc., a Nevada corporation ("CRI"); Coho Louisiana Production Company, a Delaware corporation ("CLP"); Coho Exploration, Inc., a Delaware corporation ("CEX"); Coho Oil & Gas, Inc., a Delaware corporation ("COG"); Interstate Natural Gas Company, a Delaware corporation ("INGC") (collectively, the "Coho Bankruptcy Entities"); each commenced a case under Chapter 11 of the U.S. Bankruptcy Code (as consolidated for administrative purposes pursuant to order of the "Bankruptcy Court" as hereinafter defined, the "Bankruptcy Case"); and

         WHEREAS, the United States Bankruptcy Court for the Northern District Court of Texas (the "Bankruptcy Court") issued on March 20, 2000 that certain "Finding of Fact, Conclusions of Law and Order Confirming the Debtors' First Amended and Restated Chapter 11 Plan of Reorganization" (the "Confirmation Order") confirming that certain Debtors' First Amended and Restated Chapter 11 Plan of Reorganization, dated February 15, 2000, as amended by (i) that certain First Modification and Clarification to Debtors' First Amended and Restated Chapter 11 Plan of Reorganization, dated March 15, 2000, and (ii) that certain "Second Modification" (as defined in the Confirmation Order) (the "Plan of Reorganization"); and

         WHEREAS, the Coho Bankruptcy Entities were, as of the date of the commencement of the Bankruptcy Case, parties to that certain Fourth Amended and Restated Credit Agreement dated December 18, 1997 (the "Existing Loan Agreement"); and

         WHEREAS, pursuant to the terms of the Plan of Reorganization, the allowed amount of the claims of the bank parties to the Existing Loan Agreement are to be paid in cash in full on the effective date of the Plan of Reorganization (the "Allowed Bank Group Claim"); and

         WHEREAS, the Coho entities have requested that the Lenders make loans to the Borrower upon the Effective Date hereunder in an aggregate amount up to $250,000,000 to refinance the indebtedness owing under the Existing Loan Agreement to provide working capital and for general corporate purposes; and

         WHEREAS, the Lenders have agreed to make such loans to the Borrower on the terms and conditions contained herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

         "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

         "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

         "Administrative Agent" has the meaning assigned to such term in the Preamble.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent to the Lenders.

         "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "Agent" means, individually, any of the Administrative Agent, the Documentation Agent or the Syndication Agent; and "Agents" means, collectively, all of them.

         "Allowed Bank Group Claim" has the meaning assigned to such term in the Fifth Recital.

         "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the

Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. If for any reason Administrative Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including, without limitation, the inability or failure of Administrative Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Alternate Base Rate shall be the Prime Rate until the circumstances giving rise to such inability no longer exist.

         "Amoco Properties" means the Hydrocarbon Interests and other real and personal property purchased by Coho Acquisitions Company from Amoco Production Company pursuant to that certain Purchase and Sale Agreement between Amoco Production Company and Coho Acquisitions Company, dated November 26, 1997.

         "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, such office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and/or issued and maintained.

         "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

         "Applicable Rate" means, for any day with respect to any ABR Loan or Eurodollar Loan, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread" or "Eurodollar Spread", as the case may be, based upon the Borrowing Base Usage as of the date of determination:


========================================================================================
                                                   ABR                     Eurodollar
         Borrowing Base Usage                    Spread                      Spread
----------------------------------------------------------------------------------------
Category 1:                                     200.0 bps                   300.0 bps
  >75%
----------------------------------------------------------------------------------------
Category 2:                                     175.0 bps                   275.0 bps
 >50% but
  <=75%
----------------------------------------------------------------------------------------
Category 3:                                     150.0 bps                   250.0 bps
>25% but
<=50%
----------------------------------------------------------------------------------------
Category 4:                                     125.0 bps                   225.0 bps
 <=25%
========================================================================================

;provided, however, during any time when (A) the sum of principal amount of all outstanding Loans plus the current LC Exposure exceeds (B) the Borrowing Base as then in effect at such time, then the "ABR Spread" and the "Eurodollar Spread" set forth above shall be increased by 100 bps.

         "Approved Engineer" means Ryder Scott Company Petroleum Consultants, Sproule & Associates or any other independent engineer reasonably satisfactory to the Administrative Agent.

         "Assignment and Acceptance Agreement" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.4), and accepted by the Administrative Agent, substantially in the form of Exhibit A, or any other form approved by the Administrative Agent.

         "Authorized Officer" means: (a) with respect to any Person that is a corporation or a limited liability company, the Chairman, the President, Vice President, Treasurer, Assistant Treasurer, Attorney-In-Fact, Secretary or Assistant Secretary of such Person or, in the case of a limited liability company, the managing member thereof and (b) with respect to any person that is a partnership, the Chairman, the President, Vice President, Treasurer, Assistant Treasurer, Attorney-In-Fact, Secretary or Assistant Secretary of the general partner of such Person.

         "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

         "Bankruptcy Case" has the meaning assigned to such term in the Second Recital.

         "Bankruptcy Court" has the meaning assigned to such term in the Third Recital.

         "Bankruptcy Disclosure Statement" means that certain First Amended and Restated Disclosure Statement with Respect to the Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code, with respect to the Coho Bankruptcy Entities, filed with the Bankruptcy Court on February 14, 2000.

         "Benefit Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV or ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

         "Borrower" has the meaning assigned to such term in the Preamble and shall include its successors.

         "Borrowing" means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

         "Borrowing Base" means the "Borrowing Base" as determined from time to time pursuant to Section 2.8.

         "Borrowing Base Deficiency" means the amount by which (a) the aggregate outstanding principal amount of all Loans exceeds (b) the then current Borrowing Base.

         "Borrowing Base Deficiency Notification Date" means the date on which any notice of a Borrowing Base Deficiency is received by the Borrower.

         "Borrowing Base Excess" means the amount by which (a) the amount of the then current Borrowing Base exceeds (b) the amount of the aggregate Exposures of the Lenders.

         "Borrowing Base Properties" means those Mortgaged Properties and those other Oil and Gas Properties owned by the Borrower or its Subsidiaries, if any, that are given value by the Lenders in their determination of the then current Borrowing Base.

         "Borrowing Base Required Lenders" means, at any time, the Administrative Agent and the Lenders having Exposures and unused Commitments representing more than 75% of the sum of the total Exposures and unused Commitments at such time.

         "Borrowing Base Usage" means, at the time of determination, the percentage equivalent of a fraction, the numerator of which is the sum of the aggregate principal amount of all outstanding Loans plus the current LC Exposure at such time and the denominator of which is the Borrowing Base as then in effect at such time.

         "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.3.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in Houston, Texas or New York City, New York are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Capital Expenditures" means, for any period, (a) the additions to Property, plant and equipment and other capital expenditures of the Borrower and its consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Borrower and its consolidated Subsidiaries during such period.

         "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal Property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et. seq., as amended from time to time.

         "Change in Control" means a change resulting when any Unrelated Person or any Unrelated Persons acting together which would constitute a Group together with any Affiliates or Related Persons thereof (in each case also constituting Unrelated Persons) shall at any time either (i) Beneficially Own more than 49.99% of the aggregate voting power of all classes of Voting Stock of the Borrower or (ii) during any period of two consecutive years ending on or after the Effective Date, as determined as of the last day of each calendar quarter after the Effective Date, the individuals and their successors nominated by any of the Standby Lenders (the "Incumbent Directors") who at the beginning of such period constituted the Board of Directors of the Borrower (other than additions thereto or removals therefrom from time to time thereafter approved by a vote of the Board of Directors in accordance with the Borrower's by-laws) shall cease for any reason to constitute 50% or more of the Board of Directors of the Borrower. As used herein (a) "Beneficially Own" means "beneficially own" as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, or any successor provision thereto; provided, however, that, for purposes of this definition, a Person shall not be deemed to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange; (b) "Group" means a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended; (c) "Unrelated Person" means at any time any Person other than the Borrower or any Subsidiary or the holders of the Voting Stock of the Borrower as of the Effective Date, including, without limitation, PPM America Special Investments Fund, L.P., PPM America Special Investments CBO II, L.P., Appaloosa Management, L.P., Pacholder Associates Inc., and Oaktree Capital Management, L.L.C., and other than any trust for any employee benefit plan of the Borrower or any Subsidiary of the Borrower; (d) "Related Person" of any Person shall mean any other Person owning (1) 5% or more of the outstanding common stock of such Person or (2) 5% or more of the Voting Stock of such Person; and (e) "Voting Stock" of any Person shall mean capital stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

         "Chapter 1D" shall mean Chapter 1D of Article 5069 of the Texas Credit Title, Title 79, Vernon's Texas Civil Statutes, as amended (formerly Article 5069-1.04, Vernon's Texas Civil Statutes, as amended).

         "Chase" has the meaning assigned to such term in the Preamble.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Coho Bankruptcy Entities" has the meaning assigned to such term in the Second Recital.

         "Collateral" means any and all "Mortgaged Property" and "Collateral", as defined in all Security Documents.

         "Commitment" means, with respect to each Lender, the obligation, if any, of such Lender to make Loans, and to acquire participations in Letters of Credit, hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.6 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 9.4. The initial amount of each Lender's Commitment shall be set forth on Schedule 2.1, or in the Assignment and Acceptance Agreement pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $250,000,000.

         "Confirmation Order" means the order pursuant to Section 1129 of the Bankruptcy Code confirming Borrower's Plan of Reorganization.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "Current Ratio" means, as of any date a determination thereof is to be made, the ratio of

         (a) the sum of (i) the amount of the consolidated current assets of the Borrower and its Subsidiaries plus (ii) the amount of the Borrowing Base Excess to

         (b) the amount of the consolidated current liabilities of the Borrower and its Subsidiaries.

         "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "Disclosed Matters" means the actions, suits and proceedings and environmental matters disclosed in Schedule 3.6.

         "Documentation Agent" has the meaning assigned to such term in the Preamble.

         "dollars" or "$" refers to lawful money of the United States of America.

         "EBITDA" means, for any period, the consolidated net income of Borrower and its Subsidiaries for such period (excluding material gains and losses on sales and retirement of assets, non-cash write downs, charges resulting from accounting convention changes and deductions for exploration expenses) before deduction for federal and state taxes, interest expense (including capitalized interest), depreciation, depletion and amortization expense, costs associated directly with the reorganization of the Coho Bankruptcy Entities in accordance with the Plan of Reorganization, and any severance payments or other bankruptcy-related costs relating to the reorganization of the Coho Bankruptcy Entities incurred by Borrower and its Subsidiaries during the period from the Effective Date until the date 90 days following such Effective Date.

         "EBITDA to Total Interest Expense Ratio" means, on any date, the ratio of EBITDA (calculated for the last four consecutive fiscal quarter period then most recently ended) to Total Interest Expense (calculated for the last four consecutive fiscal quarter period then most recently ended).

         "Effective Date" means the date on which the conditions specified in
Section 4.1 are satisfied (or waived in accordance with Section 9.2).

         "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon
(a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Equity Financing" means the Rights Offering and/or the Private Placement.

         "Equity Financing Documents" means the agreements and documents executed and delivered in connection with the Equity Financing.

         "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations and interpretations by the Internal Revenue Service or the Department of Labor thereunder.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Benefit Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Benefit Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Benefit Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Benefit Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Benefit Plan or Benefit Plans or to appoint a trustee to administer any Benefit Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Benefit Plan or Multiemployer Plan; or
(g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

         "Event of Default" has the meaning assigned to such term in Article
VII.

         "Excluded Taxes" means, with respect to the Administrative Agent, any other Agent, the Issuing Bank, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.16(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a).

         "Existing Loan Agreement" has the meaning assigned to such term in the Fourth Recital.

         "Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Loans and its LC Exposure at such time.

         "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Fee Letter" means that certain Fee Letter dated as of December 9, 1999, by and among the Borrower, the Administrative Agent and Chase Securities Inc., as such letter may be amended, supplemented, restated or otherwise modified from time to time in accordance with the Loan Documents.

         "Final Order" means an order that is no longer subject to appeal, certiorari proceeding or other proceeding for review or rehearing, and as to which no appeal, certiorari proceeding, or other proceeding for review or rehearing shall then be pending.

         "Financial Officer" means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or comptroller of the Borrower.

         "Financing Transactions" means (a) the execution, delivery and performance by each Subsidiary of the Loan Documents to which it is to be a party, the borrowing of Loans and the use of the proceeds thereof, and (b) (i) the execution, delivery and performance by each Subsidiary of the Standby Debt Documents to which it is to be a party, the issuance of the Standby Debt and the use of the proceeds thereof and/or (ii) the Equity Financing.

         "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

         "G&A Expenses" means the general and administrative expenses of the Borrower and its Subsidiaries not attributable to any particular Oil and Gas Property or Properties, including without limitation, salaries, office rent and operating expenses, overhead and outside contractors.

         "GAAP" means generally accepted accounting principles in the United States of America.

         "Governmental Approval" means (a) any authorization, consent, approval, license, ruling, permit, tariff, rate, certification, waiver, exemption, filing, variance, claim, order, judgment or decree of, or with, (b) any required notice to, (c) any declaration of or with, or (d) any registration by or with, any Governmental Authority.

         "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Governmental Rule" means any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive, requirement of, or other governmental restriction or any similar binding form of decision of or determination by, or any binding interpretation or administration of any of the foregoing by, any Governmental Authority, whether now or hereafter in effect.

         "guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease Property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

         "Guaranty" means a Guaranty, dated as of the Effective Date, between the Administrative Agent and a Subsidiary (other than a Foreign Subsidiary) of the Borrower, substantially in the form of Exhibit D, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of this Agreement and the other Loan Documents. The term "Guaranties" shall include each and every Guaranty executed and delivered by a Subsidiary (other than a Foreign Subsidiary) hereunder.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law and any petroleum, petroleum products or petroleum distillates and associated oil or natural gas exploration, production and development wastes that are not exempted or excluded from being defined as "hazardous substances", "hazardous materials", "hazardous wastes" and "toxic substances" under such Environmental Laws.

         "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement between Borrower or its Subsidiaries and any Lender or an Affiliate of a Lender.

         "Hedging Obligations" means, with respect to any Person, all liabilities (including but not limited to obligations and liabilities arising in connection with or as a result of early or premature termination of a Hedging Agreement, whether or not occurring as a result of a default thereunder) of such Person under a Hedging Agreement.

         "Hicks Muse Lawsuit" means that certain lawsuit styled Coho Energy, Inc. v. Hicks, Muse, et al., which was filed in the District Court of Dallas County, Texas, 68th Judicial District, as removed to the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, and any subsequent case related thereto, arising in connection therewith or which is a continuation thereof.

         "Highest Lawful Rate" shall mean, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or Texas law permits the higher interest rate, stated as a rate per annum. On each day, if any, that Chapter 1D establishes the Highest Lawful Rate, the Highest Lawful Rate shall be the "applicable interest rate ceiling" (as defined in Chapter 1D) for that day.

         "Hydrocarbon Interests" means all rights, titles and interests in and to oil and gas leases, oil, gas and mineral leases, other Hydrocarbon leases, mineral interests; mineral servitudes, overriding royalty interests, royalty interests, net profits interests, production payment interests, and other similar interests.

         "Hydrocarbons" means, collectively, oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate and all other liquid or gaseous hydrocarbons and related minerals and all products therefrom, in each case whether in a natural or a processed state.

         "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to Property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of Property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (k) all obligations of such Person with respect to any arrangement, directly or indirectly, whereby such Person or its Subsidiaries shall sell or transfer any material asset, and whereby such Person or any of its Subsidiaries shall then or immediately thereafter rent or lease as lessee such asset or any part thereof,
(l) all recourse and support obligations of such Person or any of its Subsidiaries with respect to the sale or discount of any of its accounts receivable, (m) all obligations of such Person or any of its Subsidiaries with respect to any arrangement for the purchase of materials, supplies, other Property or services if such arrangement by its express terms requires that payment be made by Borrower or such Subsidiary regardless of whether such materials, supplies, other Property or services are delivered or furnished to it, (n) all obligations of such Person with respect to Production Payments, (o) net liabilities of such Person under all Hedging Obligations, (p) all obligations of such Person under any prepayment for oil and gas production or other similar agreement, and (q) all obligations of such Person under operating leases which require such Person or any of its Affiliates to make payments over the term of such lease based on the purchase price or appraised value of the Property subject to such lease plus a marginal interest rate, and used primarily as a financing vehicle for, or to monetize, such Property. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         "Indemnified Taxes" means Taxes other than Excluded Taxes and Other Taxes.

         "Initial Reserve Report" means the report delivered to the Administrative Agent dated as of January 1, 2000, with respect to the Borrower's Oil and Gas Properties, a true and correct copy of which has been delivered to the Administrative Agent and the Lenders.

         "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of March 31, 2000, by and between the Administrative Agent, as Administrative Agent for the Lenders, and the Standby Lenders, as amended, supplemented, restated or otherwise modified from time to time in accordance with the Loan Documents.

         "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.5.

         "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

         "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, nine or twelve months) thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing, (iii) Interest Periods commencing on the same dates for Loans comprising part of the same Borrowing shall be of the same duration, and (iv) no Interest Period may end later than the last day of the Availability Period.

         "Issuing Bank" shall have the meaning set forth in the Preamble; provided, that the Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

         "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

         "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

         "Legal Requirement" shall mean any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, now or hereafter in effect.

         "Lenders" has the meaning assigned to such term in the Preamble, and shall include the Persons listed on Schedule 2.1 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance Agreement.

         "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

         "Leverage Ratio" means, on any date, the ratio of Total Senior Debt outstanding on such date to EBITDA (calculated for the last four consecutive fiscal quarter period then most recently ended) as of the end of the most recent fiscal quarter; provided, however, that for purposes of calculating the Leverage Ratio (except for calculating the Leverage Ratio used in (i) the definition of "Prepayment Event" and (ii) in the first proviso of Section 6.13) for any period ending on or before December 31, 2000, the appropriate EBITDA to be used in such calculation of the Leverage Ratio shall not be calculated based on the last four consecutive fiscal quarter period then most recently ended but instead shall be calculated by (a) for period of calculation ending on or before June 30, 2000, multiplying the EBITDA for the fiscal quarter ending June 30, 2000 by 4, (b) for period of calculation commencing July 1, 2000 and ending on or before September 30, 2000, multiplying the EBITDA for the last two consecutive fiscal quarter period then most recently ended, by 2, and (c) for period of calculation commencing October 1, 2000 and ending on or before December 31, 2000, multiplying the EBITDA for the last three consecutive fiscal quarter period then most recently ended, by 4/3.

         "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate (rounded upwards, if necessary, to the next 1/16 of 1%) appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., New York City time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., New York City time, two Business Days prior to the commencement of such Interest Period.

         "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge, collateral assignment or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Loan Documents" means (i) this Agreement, the Security Documents, the Fee Letter, the Intercreditor Agreement and the Hedging Agreements, and (ii) all instruments, certificates and agreements now or hereafter executed or delivered to Administrative Agent or any Lender pursuant to any of the foregoing, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

         "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

         "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or condition (financial or otherwise) of the Borrower, or of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower or any other Subsidiary to perform any of its respective obligations under any Loan Document to which it is a party or (c) the rights of or benefits available to the Lenders under any Loan Document.

         "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), including, without limitation, obligations in respect of one or more Hedging Agreements, or obligations in respect of the Standby Debt, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $2,500,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

         "Maturity Date" means March 31, 2003.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage" means a Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement and Fixture Filing, dated as of the Effective Date or otherwise delivered pursuant to the Loan Documents, in substantially the form of Exhibit G, executed and delivered by the Borrower or any of its Subsidiaries (other than Foreign Subsidiaries), as the case may be, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of this Agreement and the other Loan Documents. The term "Mortgage" shall include each Mortgage

Supplement after execution and delivery of such Mortgage Supplement. The term "Mortgages" shall include each and every Mortgage executed and delivered by each of the Borrower and its Subsidiaries hereunder.

         "Mortgage Supplement" means a supplement to any Mortgage, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which the Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) will grant a lien on additional Property subject to the terms of such Mortgage, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of this Agreement and the other Loan Documents.

         "Mortgaged Property" means, initially, each Oil and Gas Property or parcel of real Property and the improvements thereto owned by any Subsidiary and identified on Schedule 3.5, and includes each other Oil and Gas Property or parcel of real Property and improvements thereto with respect to which a Mortgage is granted pursuant to Sections 5.12 or 5.13.

         "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Proceeds" means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and the Subsidiaries, and the amount of any reserves established by the Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower).

         "Obligations" means all obligations (monetary or otherwise) of the Borrower and each other Obligor arising under or in connection with this Agreement and each other Loan Document.

         "Obligor" means the Borrower or any other Person (other than the Administrative Agent or any Lender) obligated under any Loan Document.

         "Oil and Gas Properties" means the Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, joint venture agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, the lands covered thereby and all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, profits a prendre, hereditaments, appurtenances and Properties in anywise appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, water wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

         "Organic Documents" means, relative to any Person, its articles of organization, formation or incorporation (or comparable document), its by-laws or operating agreement and all shareholder agreements, partnership agreements, limited liability company or operating agreements, voting trusts and similar arrangements applicable to ownership.

         "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or Property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

         "Permitted Encumbrances" means:

         (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.5;

         (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.5;

         (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

         (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

         (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

         (f) easements, zoning and deed restrictions, rights-of-way and similar encumbrances on real Property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected Property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

         (g) with respect to any Property (other than Borrowing Base Properties) from which Hydrocarbons may be severed or extracted in commercial quantities, Liens for farmout, farmin, joint operating, and area of mutual interest agreements and/or similar arrangements that the Borrower or any Subsidiary determines in good faith to be necessary for the economic development of such Property (other than Borrowing Base Properties) and are customary and usual for the area in which such Property (other than Borrowing Base Properties) is located;

         (h) with respect to any Borrowing Base Property from which Hydrocarbons may be severed or extracted in commercial quantities, Liens for farmout, farmin, joint operating, and area of mutual interest agreements and/or similar arrangements that the Borrower or any Subsidiary determines in good faith to be necessary for the economic development of such Borrowing Base Property and are customary and usual for the area in which such Borrowing Base Property is located; provided, however, that with respect to any such Liens created after the Effective Date on Property which constitutes Collateral, such Liens shall be expressly made subordinate to the Liens created by the Security Documents on terms and conditions reasonably satisfactory to the Administrative Agent and the Required Lenders;

         (i) production payments, advance payment obligations and other similar burdens now existing or hereafter created on oil, gas or mineral leases or interests now owned or hereafter acquired by the Borrower or any of its Subsidiaries; provided, however, that with respect to any such production payments, advance payment obligations and other similar burdens owned or acquired after the Effective Date on Property which constitutes Collateral, such production payments, advance payment obligations and similar burdens shall be expressly made subordinate to the Liens created by the Security Documents on terms and conditions reasonably satisfactory to the Administrative Agent and the Required Lenders;

         (j) royalties, overriding royalties, revenue interests, net revenue interest and other similar burdens now existing or hereafter acquired on oil, gas or mineral leases or interests now owned or hereafter acquired by the Borrower or any of its Subsidiaries and, with respect to any Borrowing Base Property, are reflected in the most recent Reserve Report;

         (k) rights reserved to or vested in any Governmental Authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture, or to designate a purchaser of, any of the Property of Borrower or any of its Subsidiaries;

         (l) rights reserved to or vested in any Governmental Authority to control or regulate any Property of the Borrower or of any of its Subsidiaries, or to use such Property in a manner which does not materially impair the use of such Property for the purposes for which it is held by the Borrower or any such Subsidiary;

         (m) any obligations or duties affecting the Property of the Borrower or of any of its Subsidiaries to any municipality or other Governmental Authority with respect to any franchise, grant, license or permit; and

         (n) rights of a common owner of any interest in real estate, right of way or easement held by the Borrower or any of its Subsidiaries and such common owner as tenants in common or through other common ownership.

         "Permitted Investments" means:

         (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

         (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

         (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market or other deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and

         (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any Benefit Plan or Multiemployer Plan.

         "Plan of Reorganization" has the meaning assigned to such term in the third Recital paragraph hereof.

         "Pledge Agreement" means a Pledge Agreement dated as of the Effective Date or otherwise delivered pursuant to the Loan Documents, substantially in the form of Exhibit E, as amended, supplemented, restated or otherwise modified from time to time in accordance with the Loan Documents. The term "Pledge Agreements" shall include each and every Pledge Agreement executed and delivered pursuant to the Loan Documents.

         "Prepayment Event" means:

         (a) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any Property or asset of the Borrower or any Subsidiary, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such Property or asset within 30 days after such event; or

         (b) unless and until the Leverage Ratio of the Borrower and its Subsidiaries on a pro forma basis after giving effect to the proposed issuance or receipt (and after giving effect to any prepayments of Loans to be made in connection with or immediately following such issuance or receipt) is less than
3.50 to 1.00 following the relevant issuance or receipt, (i) the issuance by the Borrower or any of its Subsidiaries of any Equity Interests, (ii) the receipt by the Borrower or any Subsidiary of any capital contribution (other than any such issuance of Equity Interests to, or receipt of any such capital contribution from, the Borrower or a Subsidiary) or (iii) the receipt by the Borrower or any of its Subsidiaries of any proceeds or other amounts relating to the Hicks Muse Lawsuit.

         "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City. Without notice to the Borrower or any other Person, the Prime Rate shall change automatically from time to time as and in the amount by which said prime rate shall fluctuate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Rate. For purposes of this Agreement any change in the Alternate Base Rate due to a change in the Prime Rate shall be effective on the date such change in the Prime Rate is announced.

         "Private Placement" shall have the meaning ascribed to such term in the Plan of Reorganization.

         "Production Payments" means a production payment (whether volumetric or dollar denominated) or similar royalty, overriding royalty, net profits interest or other similar interest in Oil and Gas Properties, or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such Oil and Gas Properties where the holder of such interest has recourse solely to such interest and the grantor or transferor thereof has an express contractual obligation to produce and sell Hydrocarbons from such Oil and Gas Properties, or to cause such Oil and Gas Properties to be so operated and maintained, in each case in a reasonably prudent manner.

         "Property" means any interest in any kind of Property or asset, whether real, personal or mixed, or tangible or intangible.

         "Proven Reserves" means collectively, "proved oil and gas reserves," "proved developed producing oil and gas reserves," "proved developed non-producing oil and gas reserves" (consisting of proved developed shut-in oil and gas reserves and proved developed behind pipe oil and gas reserves), and "proved undeveloped oil and gas reserves," as such terms are defined by the U.S. Securities and Exchange Commission in its standards and guidelines.

         "Register" has the meaning set forth in Section 9.4(c).

         "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "Release" means a "release," as such term is defined in CERCLA.

         "Remedial Action" means any action under Environmental Laws required to
(a) clean up, remove, treat, dispose of, abate, or in any other way address pollutants (including Hazardous Materials) in the environment, (b) prevent the Release or threat of a Release or minimize the further Release of pollutants, or
(c) investigate and determine if a remedial response is needed and to design such a response and any post-remedial investigation, monitoring, operation, and maintenance and care.

         "Required Lenders" means, at any time, the Administrative Agent and the Lenders having Exposures and unused Commitments representing more than 66-2/3% of the sum of the total Exposures and unused Commitments at such time.

         "Reserve Report" means the Initial Reserve Report and any other report delivered pursuant to Section 2.8, in form and substance reasonably satisfactory to the Administrative Agent, prepared at the sole cost and expense of the Borrower by an Approved Engineer, which shall evaluate the Proven Reserves and probable reserves attributable to the Hydrocarbon Interests owned directly by the Borrower and/or its Subsidiaries and constituting part of the Borrowing Base Properties, as of the immediately preceding January 1 or July 1. Each Reserve Report shall set forth volumes, projections of the future rate of production, Hydrocarbons prices, escalation rates, discount rate assumptions, and net proceeds of production, present value of the net proceeds of production, estimated costs of Remedial Action, operating expenses and capital expenditures, in each case based upon updated economic assumptions reasonably acceptable to the Administrative Agent.

         "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other Property, real, personal or mixed) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other Property, real, personal or mixed), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Subsidiary on or account of the complete or partial liquidation or otherwise of the Borrower or any Subsidiary.

         "Rights Offering" shall have the meaning ascribed to such term in the Plan of Reorganization.

         "S&P" means Standard & Poor's Ratings Service, a division of McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized statistical rating organization.

         "Security Agreement" means a Security Agreement, dated as of the Effective Date or otherwise delivered pursuant to the Loan Documents, between the Administrative Agent and the Borrower or a Subsidiary (other than a Foreign Subsidiary) of the Borrower, substantially in the form of Exhibit F, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of this Agreement and the other Loan Documents. The term "Security Agreements" shall include each and every Security Agreement executed and delivered by the Borrower or a Subsidiary.

         "Security Documents" means each of the Security Agreements, each of the Guaranties, each of the Mortgages, each of the Pledge Agreements and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 hereof or pursuant to the Loan Documents to secure any of the Obligations.

         "Solvent" means, with respect to any Person at any time, a condition under which (a) the fair saleable value of such Person's assets is, on the date of determination, greater than the total amount of such Person's liabilities (including contingent and unliquidated liabilities) at such time; and (b) such Person is able to pay all of its liabilities as such liabilities mature. For purposes of this definition (i) the amount of a Person's contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability, (ii) the "fair saleable value" of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value, and (iii) the "regular market value" of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to purchase such asset under ordinary selling conditions.

         "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Standby Debt" means the promissory notes, including, without limitation, the "Notes"(as defined in Standby Debt Documents) and the "PIK Notes" (as defined in Standby Debt Documents), which may be issued collectively by the Borrower, Coho Resources, Inc., Coho Louisiana Production Company, Coho Exploration, Inc., Coho Oil & Gas, Inc., and Interstate Natural Gas Company in the aggregate principal amount of approximately $72,000,000 and the Indebtedness represented thereby, which notes and Indebtedness shall be subordinated to the Obligations on terms and conditions, and to purchasers, acceptable to the Administrative Agent in accordance with the Intercreditor Agreement.

         "Standby Debt Documents" means the Standby Note Agreement, the Standby Securities Purchase Agreement, the Standby Registration Rights Agreement, the Intercreditor Agreement and any other indenture(s) or loan agreement(s) under which the Standby Debt is issued and all other instruments, agreements and other documents evidencing or governing the Standby Debt or providing for any guarantee or other right in respect thereof.

         "Standby Lender" shall have the meaning ascribed to the term "Subordinated Lender" in the Intercreditor Agreement.

         "Standby Note Agreement" means that certain Standby Note Agreement of even date herewith between Borrower, Coho Resources, Inc., a Nevada corporation, Coho Louisiana Production Company, a Delaware corporation, Coho Exploration, Inc., a Delaware corporation, Coho Oil & Gas, Inc., a Delaware corporation, and Interstate Natural Gas Company, a Delaware corporation, and the Standby Lenders.

         "Standby Registration Rights Agreement" means that certain Standby Registration Rights Agreement of even date herewith between Borrower and the Standby Lenders.

         "Standby Securities Purchase Agreement" means that certain Standby Securities Purchase Agreement of even date herewith between Borrower, Coho Resources, Inc., a Nevada corporation, Coho Louisiana Production Company, a Delaware corporation, Coho Exploration, Inc., a Delaware corporation, Coho Oil & Gas, Inc., a Delaware corporation, and Interstate Natural Gas Company, a Delaware corporation, and the Standby Lenders.

         "Subordinated Debt" means the Standby Debt and any unsecured Indebtedness of the Borrower which is subordinated, upon terms and conditions satisfactory to the Administrative Agent and the Required Lenders, in right of payment to the payment in full in cash of all Obligations.

         "Subordinated Debt Documents" means the Standby Debt Documents and any indenture(s) or loan agreement(s) under which any Subordinated Debt is issued and all other instruments, agreements and other documents evidencing or governing any Subordinated Debt or providing for any guarantee or other right in respect thereof.

         "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Subsidiary" means any subsidiary of the Borrower.

         "Syndication Agent" has the meaning assigned to such term in the Preamble.

         "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "Total Debt" means all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis.

         "Total Interest Expense" means, with respect to any period for which a determination thereof is to be made, the sum, without duplication, of (a) the aggregate amount of all cash interest accrued (whether or not paid) on all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis plus
(b) the portion of any Capitalized Lease Obligations allocable to cash interest expense in accordance with GAAP.

         "Total Senior Debt" means Total Debt less Subordinated Debt.

         "Tunisia Assets" means all rights and interests of Coho Anaguid, Inc., a Delaware corporation, in that certain "Permis Anaguid - Convention Cahier Des Charges et Annexes Entre

L'etat Tunisien et L'Entreprise Tunisienne D'Activites Petrolieres et Coho International Limited", as such agreement may be amended, supplemented, restated or otherwise modified from time to time.

         "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

         "UCC Searches" shall mean central and local current financing statement searches from each state in which any Collateral or a Borrowing Base Property is located, and such other jurisdictions as Administrative Agent may request, covering the Borrower and each Subsidiary, together with copies of all financing statements listed in such searches.

         "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.2 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a "Eurodollar Loan"). Borrowings also may be classified and referred to by Type (e.g., a "Eurodollar Borrowing").

         SECTION 1.3 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, provided such successors and assigns are permitted by the Loan Documents, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "Property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         SECTION 1.4 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   THE CREDITS

         SECTION 2.1 Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Exposure exceeding such Lender's Commitment or (b) the sum of the Exposures exceeding the lesser of (i) the Borrowing Base then in effect and (ii) the aggregate amount of all the Lenders' Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans; provided, however, that, notwithstanding the foregoing, without the Borrower first terminating all of the Lenders' Commitments, the Borrower may never prepay any Loans in such an amount as to reduce the aggregate principal amount of the Borrower's Exposure to less than one dollar ($1).

         SECTION 2.2 Loans and Borrowings.

         (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

         (b) Subject to Sections 2.12 and 2.13, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith; provided that all Borrowings made on the Effective Date must be made as ABR Borrowings. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

         (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total

Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.19(c). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of six (6) Eurodollar Borrowings outstanding.

         (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

         SECTION 2.3 Requests for Borrowings. To request a Borrowing the Borrower shall notify the Administrative Agent of such request by telephone

         (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or

         (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.19(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request substantially in the form of Exhibit B-1 or otherwise in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.2:

                  (i) the aggregate amount of such Borrowing;

                  (ii) the date of such Borrowing, which shall be a Business
         Day;

                  (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                  (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
         Section 2.5.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.3, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

         SECTION 2.4 Funding of Borrowings.

         (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request.

         (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section
2.4 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

         SECTION 2.5 Interest Elections.

         (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.5. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

         (b) To make an election pursuant to this Section 2.5, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.3 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request substantially in the form of Exhibit B-2 or otherwise in a form approved by the Administrative Agent and signed by the Borrower.

         (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.2:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                  (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

         (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

         (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

         SECTION 2.6 Termination and Reduction of Commitments.

         (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

         (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.9, the sum of the Exposures would exceed the total Commitments.

         (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section 2.6 at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.6 shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

         SECTION 2.7 Repayment of Loans; Evidence of Debt.

         (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender on the Maturity Date.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section 2.7 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

         (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.4) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

         SECTION 2.8 Borrowing Base.

         (a) Determination of the Borrowing Base. During the period from the date hereof to the date of the first determination of the Borrowing Base pursuant to the further provisions of this Section 2.8, the initial amount of the Borrowing Base has been set by the Administrative Agent and acknowledged by the Borrower and agreed to by the Lenders to be $205,000,000.

         (b) Annual Scheduled Determinations of the Borrowing Base. Promptly after January 1 of each calendar year (commencing January 1, 2001), and in any event prior to March 1 of each calendar year, the Borrower shall furnish to the Administrative Agent and the Lenders a report in form and substance reasonably satisfactory to the Administrative Agent, prepared by an Approved Engineer, which report shall be dated as of January 1 of such calendar year and shall set forth the proven and producing oil and gas reserves attributable to the Mortgaged Properties which the Borrower wishes to include in the Borrowing Base and a projection of the rate of production and net operating income with respect thereto, as of such date, together with additional data concerning pricing, hedging, operating costs, quantities and purchasers of production, and other information and engineering and geological data as the Administrative Agent or any Lender may reasonably request. Within thirty (30) days after receipt of such report and information, the Administrative Agent shall make an initial determination of the amount of credit to be made available to the Borrower hereunder, and upon such initial determination shall promptly notify the Lenders in writing of its initial determination of the Borrowing Base. Such initial determination of the Borrowing Base made by the Administrative Agent shall be so made by the Administrative Agent in the exercise of its sole discretion in accordance with the Administrative Agent's customary practices and standards for oil and gas loans. The Borrowing Base Required Lenders shall approve or reject the Administrative Agent's initial determination of the Borrowing Base by written notice to the Administrative Agent; provided, however that failure by any Lender to confirm in writing, the Administrative Agent's determination of the Borrowing Base shall be and shall be deemed, a rejection of such determination. If the Borrowing Base Required Lenders fail to approve any such determination of the Borrowing Base made by the Administrative Agent hereunder then, the Borrowing Base shall be determined as soon as practicable by the Borrowing Base Required Lenders in their sole discretion in accordance with their respective customary practices and standards for oil and gas loans. Upon agreement by the Administrative Agent and the Borrowing Base Required Lenders of the amount of credit to be made available to the Borrower hereunder, the Administrative Agent shall, by written notice to the Borrower and the Lenders, designate the new Borrowing Base available to the Borrower. Anything herein contained to the contrary notwithstanding, any determination or redetermination of the Borrowing Base resulting in any increase of the Borrowing Base in effect immediately prior to such determination or redetermination shall be approved by all of the Lenders in their sole and absolute discretion.

         (c) Semi-Annual Scheduled Determination of the Borrowing Base. In addition, promptly after July 1 of each calendar year (commencing July 1, 2000), and in any event prior to September 1st of each calendar year, the Borrower will make available for review by the Administrative Agent a report in form and substance reasonably satisfactory to the Administrative Agent, prepared by the Borrower' petroleum engineers, which report shall be dated as of July 1 of such calendar year and shall set forth the proven and producing oil and gas reserves attributable to the Mortgaged Properties which the Borrower wishes to include in the Borrowing Base and a projection of the rate of production and net operating income with respect thereto, as of such date, together with additional data concerning pricing, hedging, operating costs, quantities and purchasers of production, and other information and engineering and geological data as the Administrative Agent or any Lender may reasonably request. Within thirty (30) days after receipt of such report and information, the Administrative Agent shall make an initial determination of the new Borrowing Base as of the preceding July 1. Such initial determination shall be made in the same manner and be subject to the same approvals as prescribed above with respect to the annual review, and likewise the Administrative Agent shall communicate the results of such initial determination to the Lenders. The Borrowing Base Required Lenders shall approve such determination by written notice to the Administrative Agent; provided, however that failure by any Lender to confirm in writing the Administrative Agent's determination of the Borrowing Base shall be, and shall be deemed, a rejection of such determination. If the Borrowing Base Required Lenders fail to approve such initial determination of the Borrowing Base made by the Administrative Agent pursuant to this Section 2.8(c), then the Borrowing Base Required Lenders shall as soon as practicable make a determination of the Borrowing Base based on their sole discretion in accordance with their respective customary practices and standards for oil and gas loans. Upon agreement by the Administrative Agent and the Borrowing Base Required Lenders of the amount of credit to be made available to the Borrower hereunder, the Administrative Agent shall, by written notice to the Borrower and the Lenders, designate the new Borrowing Base available to the Borrower. Anything herein contained to the contrary notwithstanding, any determination or redetermination of the Borrowing Base resulting in any increase of the Borrowing Base in effect immediately prior to such determination or redetermination shall be approved by all of the Lenders in their sole and absolute discretion.

         (d) Discretionary Determination of the Borrowing Base.

                  (i) If the Borrower or any of its Subsidiaries either (A) issues any Equity Interests, (B) receives any capital contribution (other than any such issuance of Equity Interests to, or receipt of any such capital contribution from, the Borrower or a Subsidiary) or (C) receives any proceeds or other amounts relating to the Hicks Muse Lawsuit, the Borrowing Base shall be immediately redetermined by the Administrative Agent and the Borrowing Base Required Lenders, in their reasonable discretion. If such redetermination shall result in a Borrowing Base Deficiency, then in lieu of any other provision of this Section, the Borrower shall immediately make a payment with respect to the Obligations in an amount equal to such Borrowing Base Deficiency.

                  (ii) In addition to the foregoing determinations or redeterminations of the Borrowing Base, the Borrowing Base Required Lenders shall have the right to redetermine the Borrowing Base at their sole discretion at any time and from time to time but not more often than one (1) time during any calendar year. If the Borrowing Base Required Lenders shall elect to make a discretionary redetermination of the Borrowing Base pursuant to the provisions of this Section 2.8(d), the Borrower shall within thirty (30) days of receipt of a request therefor from the Administrative Agent, deliver to the Administrative Agent such updated engineering, production, operating and other data as the Administrative Agent or any Lender may reasonably request. The Administrative Agent and the Borrowing Base Required Lenders shall approve and designate the new Borrowing Base in accordance with the procedures and standards described in
Section 2.8(b).

         (e) Discretionary Determination of the Borrowing Base by the Borrower. In addition to the foregoing determinations of the Borrowing Base, the Borrower may request a redetermination of the Borrowing Base at any time and from time to time, but not more often than one (1) time during any calendar year, by delivering a written request to the Administrative Agent, together with such updated engineering, production, operating and other data as the Administrative Agent or any Lender may reasonably request. Each such discretionary redetermination of the Borrowing Base shall be made in the same manner and in accordance with the procedures and standards set forth above by adjusting the Borrowing Base then in effect. The Administrative Agent shall have thirty (30) days following receipt of such requested information to make an initial redetermination of the Borrowing Base, and the Administrative Agent and the Borrowing Base Required Lenders shall approve and designate the new Borrowing Base in accordance with the procedures and standards described in Section 2.8(b).

         (f) General Provisions With Respect to the Borrowing Base. For the purposes of this Agreement, the Borrowing Base to be certified by the Administrative Agent and the Lenders from time to time shall be the lesser of
(i) the aggregate principal amount of the Loans that the Administrative Agent and the Lenders (or the Borrowing Base Required Lenders, as applicable) are willing to have outstanding to the Borrower, and (ii) the amount requested by the Borrower. The determination of the Borrowing Base shall be made by the Administrative Agent and the Lenders (or the Borrowing Base Required Lenders, if applicable), taking into consideration the estimated value of the Hydrocarbon Interests owned by the Borrower and its Subsidiaries as reflected in the most recent Reserve Report delivered hereunder and any other relevant information obtained by or delivered to the Administrative Agent or any other Lender Party (as defined in the Security Agreement), all in accordance with the other provisions of this Section 2.8 in the exercise of their sole and absolute discretion in accordance with their customary practices for oil and gas loans as in effect from time to time.

         SECTION 2.9 Prepayment of Loans.

         (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

         (b) In the event and on such occasion that the sum of the aggregate Exposures exceeds the total Commitments, the Borrower shall forthwith prepay Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.19(j) in an aggregate amount equal to such excess.

         (c) Upon the occurrence of a Borrowing Base Deficiency, the Administrative Agent may notify the Borrower of such Borrowing Base Deficiency. Within ten (10) days from and after the Borrowing Base Deficiency Notification Date, the Borrower shall notify the Administrative Agent that it shall take one of the following actions:

                  (i) execute and deliver to the Administrative Agent within ninety (90) days (or 120 days with respect to any determination of the existence of a Borrowing Base Deficiency resulting from the semi-annual determination of the Borrowing Base scheduled for July 1, 2000) from and after the Borrowing Base Deficiency Notification Date, supplemental or additional Security Documents, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, securing payment of the Obligations and covering other Properties of the Borrower or its Subsidiaries, including additional Oil and Gas Properties directly owned by the Borrower or one or more of the Borrower's Subsidiaries which are not then covered by any Loan Document and which are of a type and nature satisfactory to the Administrative Agent and the Borrowing Base Required Lenders, and having a value (as determined by the Administrative Agent and the Borrowing Base Required Lenders in their sole discretion), in addition to other Oil and Gas Properties already subject to a Mortgage, sufficient to eliminate the Borrowing Base Deficiency, all as more particularly described in
         Section 5.13(d) and (e); or

                  (ii) make a payment with respect to the Obligations, in an aggregate principal amount sufficient to eliminate such Borrowing Base Deficiency within ninety (90) days (or 120 days with respect to any determination of the existence of a Borrowing Base Deficiency resulting from the semi-annual determination of the Borrowing Base scheduled for July 1, 2000) after the Borrowing Base Deficiency Notification Date (and the Borrower shall make such payment within such 90-day (or if applicable, 120-day) period).

If the Borrower shall elect to execute and deliver (or cause one or more of the Borrower's Subsidiaries to execute and deliver) supplemental or additional Security Documents to the Administrative Agent pursuant to clause (i), it shall provide the Administrative Agent with descriptions of the additional assets to be collaterally assigned (together with current valuations, engineering reports, Security Documents described in clause (i) and title evidence applicable thereto and other documents including opinions of counsel, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent) within ninety (90) days (or 120 days with respect to any determination of the existence of a Borrowing Base Deficiency resulting from the semi-annual determination of the Borrowing Base scheduled for July 1, 2000) after the Borrowing Base Deficiency Notification Date. Such supplemental or additional Security Documents shall be subject to the terms of Section 5.13. If the Borrower fails to give the required notice that it shall take any of the actions described in clause (c) within such ten (10) day period or take the applicable action in subclauses (i) or (ii) above within such ninety (90) day (or as applicable, 120-day) period, in each case from and after the Borrowing Base Deficiency Notification Date, then without any necessity for notice to the Borrower or any other person, the Borrower shall become obligated immediately to pay Obligations in an aggregate principal amount equal to the applicable Borrowing Base Deficiency.

         (d) If the Borrower or any Subsidiary sells, transfers or otherwise disposes of Borrowing Base Properties that have been given a value in the most recent determination of the Borrowing Base in the aggregate for the Borrower and such Subsidiaries in excess of $5,000,000 during the period from the effective date of the most recent determination of the Borrowing Base pursuant to Section
2.8 until the effective date of the next determination of the Borrowing Base, the Borrowing Base shall be immediately reduced, until the effective date of the next determination of the Borrowing Base, by an amount reflecting the Borrowing Base valuation of the Oil and Gas Properties so sold, transferred or disposed of, as reasonably determined by the Administrative Agent. If such reduction shall result in a Borrowing Base Deficiency, then in lieu of the provisions of
Section 2.9(c), the Borrower shall immediately make a payment with respect to the Obligations in an amount equal to such Borrowing Base Deficiency. In addition to and cumulative of the foregoing, if a Borrowing Base Deficiency exists prior to such sale, transfer or other disposition of assets, then in lieu of the provisions of Section 2.9(c), the Borrower shall, with the written consent of the Lenders, immediately make a payment with respect to the Obligations in an aggregate principal amount equal to the lesser of (i) the amount of the Borrowing Base Deficiency (after giving effect to the applicable sale, transfer or other disposition) or (ii) 100% of the Net Proceeds realized from the applicable sale, transfer or other disposition. Notwithstanding the foregoing, nothing contained in this Section 2.9(d) shall be construed to permit any sale or disposition which is otherwise prohibited under Section 6.5 of this Agreement or any other term or provision of this Agreement or any other Loan Document.

         (e) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall, immediately after such Net Proceeds are received, prepay Borrowings in an aggregate amount equal to such Net Proceeds.

         (f) Notwithstanding anything to the contrary in this Agreement, if the Borrower or any of its Subsidiaries raises capital through the issuance of Equity Interests or the issuance of any Subordinated Debt, the Net Proceeds of such issuance will first be applied to cure any existing or resulting Borrowing Base Deficiency.

         (g) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (h) of this Section.

         (h) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.6, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.6. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.2, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

         SECTION 2.10 Fees.

         (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the rate of 50 basis points per annum on the average daily unused amount of such Lender's pro rata portion of the Borrowing Base during the period from and including the date hereof to but excluding the date on which such Lender's Commitment hereunder terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate then in effect and applicable to interest on Eurodollar Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

         (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution in accordance with the Fee Letter and the Loan Documents and, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

         SECTION 2.11 Interest.

         (a) Subject to Section 9.16, the Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

         (b) Subject to Section 9.16, the Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

         (c) Notwithstanding the foregoing, but subject to Section 9.16, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.11 or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section 2.11.

         (d) Subject to Section 9.16, accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section 2.11 shall be payable on demand of the

Administrative Agent or the Required Lenders (through the Administrative Agent),
(ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

         (e) Subject to Section 9.16, all interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         SECTION 2.12 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

         (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

         (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period; or

         (c) the Administrative Agent determines in good faith (which determination shall be conclusive) that by reason of circumstances affecting the interbank dollar market generally, deposits in United States dollars in the relevant interbank dollar market are not being offered for the applicable Interest Period and in an amount equal to the amount of the Eurodollar Loan requested by the Borrower, then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

         SECTION 2.13 Illegality.

         (a) Notwithstanding any other provision of this Agreement to the contrary, if (i) by reason of the adoption of any applicable Legal Requirement or any change in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by any Lender with any request or directive (whether or not having the force of law) of any central Lender or other Governmental Authority or (ii) circumstances affecting the relevant interbank dollar market or the position of a Lender therein shall at any time make it unlawful or impracticable in the sole discretion of a Lender exercised in good faith for such Lender or its Applicable Lending Office to (A) honor its obligation to make Eurodollar Loans hereunder, or (B) maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof through Administrative Agent and such Lender's obligation to make or maintain Eurodollar Loans hereunder shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 2.13(b) hereof shall be applicable). Before giving such notice pursuant to this Section 2.13, such Lender will designate a different available Applicable Lending Office for the Eurodollar Loans of such Lender or take such other action as the Borrower may request if such designation or action will avoid the need to suspend such Lender's obligation to make Eurodollar Loans hereunder and will not, in the sole opinion of such Lender exercised in good faith, be disadvantageous to such Lender (provided, that such Lender shall have no obligation so to designate an Applicable Lending Office for Eurodollar Loans located in the United States of America).

         (b) If the obligation of any Lender to make or maintain Eurodollar Loans shall be suspended pursuant to Section 2.13(a) hereof, all Loans which would otherwise be made by such Lender as Eurodollar Loans shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrower with a copy to Administrative Agent, each Eurodollar Loan of such Lender then outstanding shall be automatically converted into an ABR Loan on the date specified by such Lender in such notice) and, to the extent that Eurodollar Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Eurodollar Loans shall be applied instead to such ABR Loans.

         SECTION 2.14 Increased Costs.

         (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

                  (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank such additional amount or amounts as will compensate such Lender or the Issuing Bank for such additional costs incurred or reduction suffered.

         (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

         (c) A certificate of a Lender or the Issuing Bank setting forth in reasonable detail the basis for the amount or amounts necessary to compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company, as the case may be, as specified in paragraph (a) or (b) of this
Section 2.14 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

         (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 2.14 for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

         SECTION 2.15 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.9(f) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         SECTION 2.16 Taxes.

         (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16) the Administrative Agent and Lender or Issuing Bank (as the case may be) and each Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) The Borrower shall indemnify the Administrative Agent and each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental

Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

         (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (e) Each Lender that is not organized under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Administrative Agent two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224 certifying in either case that such Lender is entitled to receive payments from the Borrower under the Loan Documents without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to the Borrower and the Administrative Agent two (2) additional copies of such form (or a successor form) on or before such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Lender is entitled to receive payments from the Borrower under the Loan Documents without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.

         SECTION 2.17 Payments Generally; Pro Rata Treatment; Sharing of
Set-offs.

         (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Sections 2.14, 2.15 or 2.16, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.3 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

         (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

         (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

         (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the

Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

         (e) If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.4(b), 2.17(d), 2.19(d) or (e) or 9.3(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

         SECTION 2.18 Mitigation Obligations. If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

         SECTION 2.19 Letters of Credit.

         (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

         (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $10,000,000 and (ii) the total Exposures shall not exceed the lesser of the total Commitments and the Borrowing Base then in effect.

         (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

         (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

         (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.3 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting

ABR Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section
2.4 with respect to Loans made by such Lender (and Section 2.4 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

         (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Agents, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

         (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

         (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.11(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

         (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.10(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

         (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 66-2/3% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.9(b). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 66-2/3% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.9(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.9(b) and no Event of Default shall have occurred and be continuing.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders and the Administrative Agent to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants to the Lenders and the Administrative Agent as set forth in this
Article III.

         SECTION 3.1 Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

         SECTION 3.2 Authorization; Enforceability. The execution, delivery and performance by the Borrower of this Agreement and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it, are within the Borrower's and each such Obligor's corporate, limited liability company and/or partnership powers, and have been duly authorized by all necessary corporate, limited liability company and/or partnership action, and if required, stockholder, member and/or partner action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document executed or to be executed by any Obligor, when executed and delivered by such Obligor, will constitute, a legal, valid and binding obligation of the Borrower or such Obligor (as the case may be), enforceable in accordance with their respective terms.

         SECTION 3.3 Approvals; No Conflicts. Except as set forth in Schedule
3.3 hereto, the execution, delivery and performance by the Borrower of this Agreement and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it, (a) do not require any Governmental Approval or third party approvals, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable Governmental Rule or the Organic Documents of the Borrower or any such Obligor or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any such Obligor or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any such Obligor and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any such Obligor except Liens created under the Loan Documents.

         SECTION 3.4 Financial Condition; No Material Adverse Change.

         (a) The Borrower has heretofore furnished to the Lenders and the Administrative Agent copies of its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 1999, audited by Arthur Andersen LLP, independent public accountants. Such financial statements have been prepared in accordance with GAAP consistently applied, and present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments in the case of the statements referred to in clause (i) above.

         (b) The Borrower has heretofore furnished to the Lenders and the Administrative Agent copies of its pro forma consolidated balance sheet as of March 31, 2000, prepared giving effect to the Financing Transactions as if the Financing Transactions had occurred on such date. Such pro forma consolidated balance sheet (i) has been prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the consolidated balance sheets and statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 1999 described in paragraph (a) above (which assumptions are believed by the

Borrower to be reasonable), and (ii) is based on the best information available to the Borrower after due inquiry.

         (c) Except as set forth in Schedule 3.4 or reflected in the financial statements and information referred to in Section 3.4(a), neither the Borrower nor any of its Subsidiaries has any contingent liabilities, unusual long-term commitments or unrealized losses.

         (d) Since December 31, 1999, there has been no material adverse change in the business, affairs, assets, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole.

         SECTION 3.5 Properties.

         (a) Each of the Borrower and its Subsidiaries has good and defensible title to, or valid leasehold interests in, or has the right to use pursuant to valid licenses all its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including its Mortgaged Properties, trademarks, tradenames, copyrights, patents and other intellectual Property, in each case free and clear of all Liens, charges, encumbrances and claims (including infringement claims with respect to patents, trademarks, copyrights and the like), subject, in each case, only to Liens permitted by Section 6.2.
Schedule 3.5 sets forth the address of each real Property (other than Oil and Gas Properties) that is owned or leased by the Borrower or any of its Subsidiaries.

         (b) Except as set forth in Schedule 3.5, as of the Effective Date, neither the Borrower nor any of its Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Except as set forth in Schedule 3.5, neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein.

         After giving full effect to all Liens permitted under Section 6.2, the Borrower and its Subsidiaries own the net interests in Hydrocarbons produced from the Oil and Gas Properties as reflected in the most recent Reserve Report, and neither the Borrower nor any of its Subsidiaries is obligated to bear costs or expenses in respect of the Oil and Gas Properties in excess of its working interest percentage as reflected in the most recent Engineering Report.

         SECTION 3.6 Litigation Matters.

         (a) Except for such actions, suits or proceedings set forth in Schedule
3.6 hereto and any other actions, suits or proceedings from time to time disclosed in writing by the Borrower or its Subsidiaries to the Administrative Agent after the Effective Date (collectively, the "Disclosed Matters"), there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries or any of their respective properties, businesses, assets or revenues, (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any of the Loan Documents or the transactions contemplated hereby and thereby.

         (b) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in a Material Adverse Effect.

         SECTION 3.7 Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all Governmental Rules applicable to it or its Property and all indentures, agreements and other instruments binding upon it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

         SECTION 3.8 Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or
(b) a "holding company", or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

         SECTION 3.9 Taxes. Except as set forth in Schedule 3.9, each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or
(b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.10 ERISA Matters. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $500,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $500,000 the fair market value of the assets of all such underfunded Plans.

         SECTION 3.11 Disclosure. The Borrower has disclosed to the Lenders and the Administrative Agent all agreements, court orders, judgments, instruments and corporate or other restrictions to which the Borrower or any of its Subsidiaries is subject, and all other matters known to any of them relating to any of the foregoing, which agreements, court orders, judgments, instruments, restrictions and other matters individually or in aggregate could reasonably be expected to result in a Material Adverse Effect. None of the documents, reports, financial statements, certificates or other information furnished by or on behalf of any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

         SECTION 3.12 Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of the Borrower and each Subsidiary in, each Subsidiary of the Borrower and any Subsidiary of each Subsidiary, respectively, as of the Effective Date. As of the Effective Date, the Borrower does not have any subsidiaries other than the Subsidiaries identified in Schedule 3.12.

         SECTION 3.13 Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Borrower and its Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid.

         SECTION 3.14 Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. The hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in material violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary.

         SECTION 3.15 Priority; Security Interest. The Obligations are and shall be at all times secured by a first priority Lien in all Collateral, except as a result of a Permitted Encumbrance or a Lien permitted by Section 6.2(c). The Borrower has good, sufficient and legal title to, or leasehold interest in, or right to use (pursuant to a valid license), all Collateral and the Borrowing Base Properties free and clear of all Liens, except Liens permitted by Section
6.2. As of the Effective Date, all filings, notices, recordings and other action necessary to perfect the Liens in the Collateral created pursuant to the Loan Documents have been made, given or accomplished or arrangements for the completion thereof satisfactory to the Administrative Agent and its counsel have been made.

         SECTION 3.16 Environmental Matters. Except as set forth in Schedule
3.16 or, after the Effective Date, otherwise disclosed in writing by the Borrower to the Administrative Agent:

         (a) All facilities and Property (including to the Borrower's knowledge underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower or any of its Subsidiaries in material compliance with all Environmental Laws;

         (b) There are no pending or threatened (i) claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or (ii) complaints or notices to the Borrower or any of its Subsidiaries regarding instances which have a reasonable likelihood of having potential liability under any Environmental Law;

         (c) There have been no Releases of Hazardous Materials at, on or under any Property now or previously owned or leased by the Borrower or any of its Subsidiaries;

         (d) The Borrower and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations required by Environmental Laws;

         (e) No Property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned Property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any analogous state list of sites requiring investigation or clean-up;

         (f) There are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any Property now or previously owned or leased by the Borrower or any of its Subsidiaries;

         (g) Neither Borrower nor any Subsidiary of the Borrower has directly transported or directly arranged for the transportation of any Hazardous Material to any site which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any analogous state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims relating to potential liability under any Environmental Law (including CERCLA) against the Debtor, or any such Debtor or Subsidiary for any remedial work, damage to natural resources or personal injury, including claims under CERCLA; and

         (h) There are no polychlorinated biphenyls or friable asbestos present at any Property now or previously owned or leased by the Borrower or any of its Subsidiaries.

         SECTION 3.17 Solvency. Immediately after the consummation of the Financing Transactions to occur on the Effective Date and immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Obligor, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the Property of each Obligor will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Obligor will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; (d) each Obligor will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date, and (e) the Borrower and the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

         SECTION 3.18 Year 2000. The Year 2000 date change has not resulted in disruption of the Borrower's and its Subsidiaries' computer hardware, software, databases, systems and other equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's or its Subsidiaries' systems interface), or to the Borrower's or its Subsidiaries' operations or business systems, or to the best of the Borrower's and its Subsidiaries' knowledge, to the operations or business systems of the Borrower's major vendors, customers, suppliers and counterparties. Borrower has no reason to believe that liabilities and expenditures related to the Year 2000 date-change (including, without limitation, costs caused by reprogramming errors, the failure of others' systems or equipment, and the potential liability, if any, of the Borrower or its Subsidiaries for Year 2000 related costs incurred or disruption experienced by others) will result in a Default or a Material Adverse Effect.

         SECTION 3.19 Claims and Liabilities. Except as disclosed to the Administrative Agent in Schedule 3.19, neither the Borrower nor any of its Subsidiaries has accrued any liabilities under gas purchase contracts for gas not taken, but for which it is liable to pay if not made up and which, if not paid, would have a Material Adverse Effect. Except as disclosed to the Administrative Agent in Schedule 3.19, no claims exist against the Borrower or any of its Subsidiaries for gas imbalances which claims if adversely determined would have a Material Adverse Effect. No purchaser of product supplied by the Borrower or any of its Subsidiaries has any claim against the Borrower or any of its Subsidiaries for product paid for, but for which delivery was not taken as and when paid for, which claim if adversely determined would have a Material Adverse Effect.

         SECTION 3.20 Delivery of Alternative Financing Documentation. The Administrative Agent has received complete copies of the Equity Financing Documents and the Standby Debt Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Agent.

         SECTION 3.21 Plan of Reorganization. The Administrative Agent has received the Confirmation Order and the Confirmation Order has become a Final Order, unless the condition precedent set forth in Section 4.1(p) has been waived with the consent of all Lenders. All other





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

conditions precedent to the confirmation and effectiveness of the Plan of Reorganization have been satisfied or waived.

                                   ARTICLE IV

                                   CONDITIONS

         SECTION 4.1 Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall become effective on the date on which each of the following conditions shall have been satisfied (or waived in accordance with Section 9.2):

         (a) Certain Loan Documents. The Administrative Agent (or its counsel) shall have received from each party thereto either a counterpart of each of the following documents duly executed on behalf of such party or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of such document) that each such party has duly executed for delivery to the Administrative Agent a counterpart of each of the following documents and any and all schedules, exhibits or other attachments to any such document must be acceptable to the Administrative Agent in its sole and absolute discretion: this Agreement; the Fee Letter; a Guaranty from each Subsidiary of the Borrower (other than a Foreign Subsidiary); and to the extent to which the Borrower or any of its Subsidiaries is a party, each other Loan Document referred to in clause (i) of the definition of such term and, to the extent requested prior to the Effective Date, each other Loan Document referred to in clause (ii) in the definition of such term.

         (b) Opinions of Counsels. The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date), in form and substance satisfactory to the Administrative Agent, of each of (i) Fulbright & Jaworski, L.L.P., counsel for the Borrower, and (ii) local counsel in each jurisdiction where a Mortgaged Property is located, and, in the case of each such opinion required by this paragraph, covering such matters relating to the Obligors, the Loan Documents as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

         (c) Organizational Documents. The Administrative Agent shall have received a certificate of the Secretary, Assistant Secretary or Vice President or other Authorized Officer of each Obligor and, in the case of clauses (i) and
(iii) below, each Subsidiary which is not an Obligor, dated as of the Effective Date, certifying:

                  (i) that attached to such certificate is a true and complete copy of the by-laws or other Organic Documents, as the case may be, of such Subsidiary as in effect on the date of such certificate and, (A) in the case of CRI, that attached to such certificate is a true and complete copy of a certificate from the appropriate Governmental Authority of the State of Mississippi and the State of Texas certifying that CRI is duly qualified and in good standing to transact business in the State of Mississippi or the State of Oklahoma, as the case may be, as a foreign corporation, (B) in the case of COG, that attached to such certificate is a true and complete copy of a certificate from the appropriate Governmental Authority of the State of Oklahoma certifying that COG is duly qualified and in good standing to transact business in the State of Oklahoma as a foreign corporation, (C) in the case of CEX, that attached to such certificate is a true and complete copy of a certificate from the appropriate Governmental Authority of the State of Mississippi certifying that CEX is duly qualified and in good standing to transact business in the State of Mississippi as a foreign corporation, and (D) in the case of the Borrower or any Subsidiary, that attached to such certificate is a true and complete copy of a certificate from the appropriate Governmental Authority of each state (without duplication) certifying that the Borrower or such Subsidiary is duly qualified and in good standing to transact business in such state as a foreign corporation, if the failure to be so qualified or in good standing could reasonably be expected to have a Material Adverse Effect;

                  (ii) that attached to such certificate is a true and complete copy of resolutions duly adopted by the board of directors or management committee of such Obligor, as applicable, authorizing the execution, delivery and performance of such of the Loan Documents to which such Obligor is or is intended to be a party;

                  (iii) that attached thereto is a copy of the certificate of incorporation or formation, as the case may be, of the Borrower or such Subsidiary, in each case certified as of a recent date by the Secretary of State (or equivalent Governmental Authority, in the case of Foreign Subsidiaries) of its jurisdiction of incorporation or formation, and a certificate as to the good standing of and payment of franchise taxes by the Borrower or each such Subsidiary, if applicable, dated as of a recent date; and that such certificate of incorporation or certificate of formation, as the case may be, has not been amended since the date of such certified copy;

                  (iv) as to the incumbency and specimen signature of each officer of such Obligor executing such of the Loan Documents to which such Obligor is or is intended to be a party;

         (d) Officer's Certificates. The Administrative Agent shall have received the following:

                  (i) A certificate of an Authorized Officer of the Borrower, dated as of the Effective Date, certifying that: (A) the representations and warranties of the Borrower contained in each of the Loan Documents to which it is a party are true and correct on and as of such date after giving effect to such funding and to the intended use thereof) in all material respects as if made on and as of such date (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date); (B) no Default or Event of Default has occurred and is continuing on such date; (C) no act, event or circumstance affecting the Borrower or any Subsidiary has arisen since the date of the financial statements of the Borrower described in Section 3.4 that would reasonably be expected to result in a Material Adverse Effect; (D) except as disclosed in
         Schedule 3.6, there
         is no action, suit or proceeding at law or in equity or by or before any Governmental Authority or arbitral tribunal now pending or, to the best knowledge of the Borrower, threatened against the Borrower or any Subsidiary or with respect to any Loan Document, which would reasonably be expected to result in a Material Adverse Effect; (E) the conditions precedent to be performed by the Borrower and its Subsidiaries described in Sections 4.1(j), (l), (m), (n), (o), (p), (r), (t), (u),
         (v), (x) and (y) have been satisfied in accordance with this Agreement (provided that, for purposes of the certification as to the conditions precedent set forth in Sections 4.1(j), (m), (p), (t), (u), (x) or (v), the Borrower shall not be required to certify as to the Administrative Agent's or its counsel's satisfaction or acceptance of such conditions precedent); and (F) the Liens granted by the Security Documents are effective to grant a valid first priority Lien on the Collateral described therein, except as a result of a Permitted Encumbrance or a Lien permitted by Section 6.2(c).

                  (ii) A certificate of an Authorized Officer of each of the Obligors (other than the Borrower), dated as of the Effective Date, certifying that the representations and warranties of such Obligor, contained in each of the Loan Documents to which such Obligor is a party are true and correct on and as of such date after giving effect to funding and to the intended use thereof) in all material respects as if made on and as of such date (or, if stated to have been made solely as of an earlier date, were true and correct in all material respects as of such date).

         (e) Fees and Expenses. The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable pursuant to the Fee Letter, this Agreement or any other Loan Document on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Obligor hereunder or under any other Loan Document.

         (f) Pledge Agreements. The Administrative Agent shall have received counterparts of each Pledge Agreement, dated as of the Effective Date, duly executed and delivered by the Borrower and all other relevant Subsidiaries, together with the following:

                  (i) stock certificates representing all the outstanding shares of capital stock of each Subsidiary owned by or on behalf of any Subsidiary as of the Effective Date after giving effect to the Financing Transactions (except that stock certificates representing shares of common stock of a Foreign Subsidiary may be limited to 65% of the outstanding shares of common stock of such Foreign Subsidiary), promissory notes evidencing all intercompany Indebtedness owed to any Subsidiary by any other Subsidiary as of the Effective Date after giving effect to the Financing Transactions (if any), and stock powers and instruments of transfer, endorsed in blank, with respect to such stock certificates, or, if any securities pledged pursuant to the Pledge Agreements are uncertificated securities, confirmation and evidence satisfactory to the Administrative Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Administrative Agent in accordance with Section 8-313 and Section 8-321 of the Uniform Commercial Code, as in effect in the State of New York, and, as applicable, with the evidence of completion (or satisfactory arrangement for the completion) of all filings and recordings of the Pledge Agreements as may be necessary, or in the reasonable opinion of the Administrative Agent, desirable, effectively to create a valid, perfected first priority lien against and security interest in the collateral covered thereby;

                  (ii) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under each Pledge Agreement.

         (g) Security Agreements. The Administrative Agent shall have received counterparts of each Security Agreement, dated as of the Effective Date, duly executed and delivered by the Borrower and each of its Subsidiaries (other than Foreign Subsidiaries), together with the following:

                  (i) executed Uniform Commercial Code Financing Statements (Form UCC-1), dated as of the Effective Date, and such evidence of filing or arrangements for filing as may be acceptable to the Administrative Agent, naming such Subsidiary as the debtor and the Administrative Agent as the secured party, or other similar instruments or documents, filed or to be under the Uniform Commercial Code of all jurisdictions listed on Schedule 4.1(g) or as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent pursuant to such Security Agreement;

                  (ii) executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person in any collateral or assigned Property described in the Security Agreement previously granted by any Person, and together with such other Uniform Commercial Code Form UCC-3 termination statements as the Administrative Agent may reasonably request; and

                  (iii) evidence that all filing fees and all other expenses related to such filings have been or will be paid in full by or on behalf of each Subsidiary.

         (h) Mortgages. The Administrative Agent shall have received (i) counterparts of a duly executed Mortgage encumbering Oil and Gas Properties of the Borrower and its Subsidiaries constituting at least 85% of value of the Proven Reserves to which value is given in the determination of the Initial Reserve Report duly executed on behalf of each record owner of such Mortgaged Property and evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable effectively to create a valid, perfected first priority Lien against the Properties purported to be covered thereby, except as a result of a Permitted Encumbrance or a Lien permitted by Section 6.2(c); (ii) favorable mortgagee's title opinions in favor





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

of the Administrative Agent (in form and substance satisfactory and issued by title counsel satisfactory to the Administrative Agent, with respect to the Property purporting to be covered by the Mortgage setting forth the working interest and net revenue interest of the Borrower and/or its Subsidiaries in such Properties and opining that the Borrower's and/or its Subsidiaries' title to such Property is good and defensible and valid and that the interests created by the Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances other than as approved by the Administrative Agent; and
(iii) such surveys, abstracts and appraisals as may be required pursuant to such Mortgages or as the Administrative Agent or the Required Lenders may reasonably request.

         (i) UCC Searches. The Administrative Agent shall have received (i) the UCC Searches, all dated within thirty (30) days of the Effective Date and in form and substance satisfactory to the Administrative Agent, and (ii) evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by the financing statements (or similar documents) in such UCC Searches are permitted by Section 6.2 or have been released.

         (j) Priority; Security Interest. The Collateral and Borrowing Base Properties shall be free and clear of all Liens, except Liens permitted by
Section 6.2. All filings, notices, recordings and other action necessary to perfect the Liens in the Collateral shall have been made, given or accomplished or arrangements for the completion thereof satisfactory to the Administrative Agent and its counsel shall have been made.

         (k) Approvals and Consents. The Administrative Agent shall have received copies of all Governmental Approvals and third party consents and approvals necessary or, in the sole discretion of the Administrative Agent, advisable in connection with the operations of the Borrower and its Subsidiaries. All such Governmental Approvals and third party consents and approvals shall be in full force and effect.

         (l) Insurance. The Administrative Agent and the Lenders shall have received certificates, dated the Effective Date, from the Borrower's insurers certifying (i) compliance with all of the insurance required by Section 5.7 hereof and by the Security Documents and (ii) that such insurance is in full force and effect.

         (m) Environmental Report. The Lenders and the Administrative Agent shall have received, and shall be satisfied with the contents, results and scope of, an environmental report prepared by an independent environmental audit firm acceptable to the Administrative Agent covering all environmental issues related to all Property owned, leased or operated by any Subsidiary with respect to any Environmental Liabilities that may be attributable to such properties or operations as have been specified by the Administrative Agent for review.

         (n) Pro Forma Balance Sheet. The Lenders shall have received the pro forma consolidated balance sheet of the Borrower and its Subsidiaries described in Section 3.4(b), and such pro forma consolidated balance sheet shall be consistent in all material respects with the forecasts and other information previously provided to the Lenders.

         (o) Financial Reports; Filings. The Administrative Agent shall have received copies of all financial statements, reports, notices and proxy statements sent by the Borrower to its stockholders during the period after December 31, 1998.

         (p) Plan of Reorganization; Confirmation. All conditions precedent to the effectiveness of the Plan of Reorganization shall have been satisfied and the terms and conditions of the Plan of Reorganization shall not have been amended or modified without the approval of the Administrative Agent and the Lenders. The Bankruptcy Court shall have entered the Confirmation Order in form and substance satisfactory to the Administrative Agent and the Lenders, and such Confirmation Order (i) shall confirm the Plan of Reorganization, and (ii) shall have become a Final Order. The Administrative Agent shall have received satisfactory evidence on the Effective Date that the Confirmation Order has become a Final Order.

         (q) Structure of Borrower. The capital structure, organization structure, management team and Organic Documents of the Borrower and its Subsidiaries shall be, as of the Effective Date, acceptable to the Administrative Agent

         (r) Implementation of the Plan of Reorganization. In accordance with the terms of the Plan of Reorganization and simultaneously with the effectiveness of this Agreement and the funding of the initial Loan hereunder,
(i) the Borrower shall have issued Equity Interests to all holders of "Allowed Claims" and "Equity Interests" (as defined in the Plan of Reorganization) entitled to receive same and (ii) the Borrower shall have distributed cash to all holders of Allowed Claims entitled to receive same to the extent that payment is due and owing on such Allowed Claims.

         (s) No Preferred Stock or Other Indebtedness. Except as disclosed in
Schedule 4.1(s), neither the Borrower nor any of its Subsidiaries shall have outstanding (i) any shares of preferred stock other than as otherwise provided in the Plan of Reorganization or (ii) any Indebtedness other than Indebtedness incurred under the Loan Documents or permitted under Section 6.1.

         (t) Initial Reserve Report. The Administrative Agent and the Lenders shall have received and shall be satisfied with the contents, results and scope of the Initial Reserve Report.

         (u) Borrowing Base Review. The Administrative Agent shall have completed and be satisfied with the results of a review of the Borrowing Base Properties and the status of the environmental condition of the Borrowing Base Properties.

         (v) Alternative Financing. The Borrower shall have received gross proceeds of not less than $72,000,000 from the Equity Financing and/or the Standby Debt, provided that such Equity Financing and/or Standby Debt shall be on terms and conditions satisfactory to the Administrative Agent and the Required Lenders, and provided that all conditions to effectiveness under the various

Equity Financing Documents and/or Standby Debt Documents, as the case may be, have been satisfied or waived by the relevant parties thereto. The Administrative Agent shall have received executed copies of the Equity Financing Documents, the Standby Debt Documents (if executed) and all related agreements and documents, each certified as of the date hereof by the Secretary or Assistant Secretary of the Borrower (i) to be a true, correct and complete copy of such document and (ii) not to have been amended or rescinded from the form so certified and to be in full force and effect.

         (w) Intercreditor Agreement. The Administrative Agent shall have received the counterparts of the Intercreditor Agreement, duly executed by the parties thereto.

         (x) Hedging Agreements. The Borrower shall have delivered to the Administrative Agent copies of any Hedging Agreements currently in existence.

         (y) Confirmation Order. The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary of the Borrower, dated as of the Closing Date, certifying (i) that attached thereto is a true, correct and complete copy of the Confirmation Order (including the Plan of Reorganization attached to such Confirmation Order) and (ii) that no pending appeal or motion for rehearing has been filed or granted in connection with such Confirmation Order.

         (z) Initial Cash Availability. The Administrative Agent shall have received satisfactory evidence on the Effective Date that after taking into account (A) any payments of any amounts required to be paid under the Plan of Reorganization either on the Effective Date or on or prior to December 31, 2000,
(B) the amount of any claims which are not yet due and payable under the Plan of Reorganization but which are required under the Plan of Reorganization to be paid on or prior to December 31, 2000, and (c) any amounts payable pursuant to this Agreement or the Fee Letter, the amount of (i) cash on hand of the Borrower and its Subsidiaries plus (ii) the then current Borrowing Base Excess, shall be equal to or greater than $15,000,000.

         (aa) Environmental Settlement Agreements. The Administrative Agent shall have received copies of (i) that certain Compromise and Settlement Agreement, dated as of March 1, 2000, between the Borrower, Coho Resources, Inc., Coho Oil & Gas, Inc., Coho Exploration, Inc., Coho Louisiana Production Company and Interstate Natural Gas Company and Chevron Corp. and Chevron U.S.A. Inc., and (ii) that certain settlement agreement between the Borrower, Coho Resources, Inc., Coho Oil & Gas, Inc., Coho Exploration, Inc., Coho Louisiana Production Company and Interstate Natural Gas Company and the "Plaintiffs" (as defined in the "Disclosure Schedule" (as defined in the Plan of Reorganization)), each certified as of the date hereof by the Secretary or Assistant Secretary of the Borrower (i) to be a true, correct and complete copy of such document and (ii) not to have been amended or rescinded from the form so certified and to be in full force and effect.

         (bb) Other Documents. The Administrative Agent shall have received such other documents consistent with the terms of this Agreement and relating to the transactions contemplated hereby as the Administrative Agent may reasonably request.

         SECTION 4.2 Each Credit Event. The obligation of each Lender to make a Loan (including the initial Loan) on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

         (a) Representations and Warranties. The representations and warranties of the Borrower and each Obligor set forth in the Loan Documents (other than those representations and warranties limited by their terms to a specific date) shall be true and correct on and as of the date of such Borrowing.

         (b) Default. At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, no Default shall have occurred and be continuing.

         (c) No Material Adverse Effect. At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit,

                  (i) no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which could reasonably be expected to result in a Material Adverse Effect; and

                  (ii) no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding which could reasonably be expected to result in a Material Adverse Effect; and

                  (iii) neither the Borrower nor any of its Subsidiaries are in violation of any Governmental Rule except for any such violation which would not reasonably be expected to result in a Material Adverse Effect.

         (d) Borrowing Request. The Administrative Agent shall have received a Borrowing Request for such Borrowing. Each of the delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements and matters made in Sections 4.2(a), (b) and (c) are true and correct.

         (e) Satisfactory Legal Form. All documents executed or submitted pursuant hereto by and on behalf of the Borrower or any other Subsidiary shall be in form and substance reasonably





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

satisfactory to the Administrative Agent and its counsel. The Administrative Agent and its counsel shall have received all information, approvals, documents or instruments as the Administrative Agent or its counsel may reasonably request.


                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

         The Borrower agrees with the Administrative Agent and each Lender that, until the Commitments have expired or been terminated and Obligations shall have been paid and performed in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower will perform the obligations set forth in this Article V.

         SECTION 5.1 Financial Statements and Other Information. The Borrower will furnish, or will cause to be furnished, to the Administrative Agent and each Lender copies of the following financial statements, reports, notices and information:

         (a) Annual Financials. Within 90 days after the end of each fiscal year of the Borrower, its audited consolidated and consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by an independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, together with a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

         (b) Quarterly Financials. Within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated and consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

         (c) Financial Officer's Certificate. Concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to





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

whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.12, 6.13 and 6.14 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower's audited financial statements referred to in Section 3.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

         (d) Certificate as to Defaults. Concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

         (e) Budgets. At least thirty (30) days prior to the commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

         (f) Reserve Reports. By March 1st of each year, a Reserve Report prepared by the Borrower and audited by an Approved Engineer; and by September 1st of each year, a Reserve Report prepared by the Borrower in form acceptable to the Administrative Agent.

         (g) SEC Disclosure. Promptly after the same become publicly available, all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

         (h) Other Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

         SECTION 5.2 Notices of Material Events. Promptly, and in any event within three (3) (or ten (10), in the case of (d) or (e) below) Business Days upon the Borrower or any of its Subsidiaries becoming aware of the following events, the Borrower will furnish to the Administrative Agent and each Lender written notice of the following:

         (a) the occurrence of any Default;

         (b) (i) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof or

(ii) the occurrence of any adverse development with respect to any action, suit or proceeding previously disclosed to the Administrative Agent or the Lenders pursuant to this Agreement, in each case if such action, suit or proceeding could reasonably be expected to result in a Material Adverse Effect;

         (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $500,000; and

         (d) (i) any claim by any Person against the Borrower or any of its Subsidiaries of nonpayment of, or (ii) any attempt by any Person to collect upon or enforce, any accounts payable (that are more than sixty (60) days past due) of the Borrower or any of its Subsidiaries, in the case of any single account payable in excess of $500,000, or in the case of all accounts payable in the aggregate in excess of $500,000;

         (e) (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened or other environmental claims against the Borrower or any Subsidiary or any of its Properties pursuant to any applicable Environmental Laws which could have a Material Adverse Effect, and (ii) any environmental or similar condition on any real Property adjoining or in the vicinity of the Property of the Borrower or any Subsidiary that could reasonably be anticipated to cause such Property or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use of such Property under any Environmental Laws; and

         (f) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 5.2 shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

         SECTION 5.3 Information Regarding Collateral.

         (a) Promptly, and in any event within five (5) Business Days upon becoming aware of the following changes, the Borrower will furnish to the Administrative Agent written notice of any change (i) in any Subsidiary's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Subsidiary's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Subsidiary's identity or corporate structure or (iv) in any Subsidiary's Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order





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

for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

         (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section 5.1, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer and the chief legal officer of the Borrower confirming that there has been no change in the information previously furnished and described in Section 5.3(a) and Section 4.1(d)(i)(F).

         (c) On or before the forty-fifth day after the end of each fiscal quarter, the Borrower shall provide to the Administrative Agent and the Lenders a report containing operational and accounting information with respect to the Mortgaged Properties and Borrowing Base Properties for the immediately preceding quarter, including estimated production volumes, revenues, operating costs, drilling costs, completion costs, geological and geophysical costs, G&A Expenses, position under Hedging Agreements, summary drilling and completion reports and well test data, and such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender may from time to time reasonably request.

         SECTION 5.4 Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (i) its legal existence and
(ii) the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except where the failure to so preserve, renew or keep in full force and effect such rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks or trade names could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.5 Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.6 Maintenance of Properties.

         (a) The Borrower will, and will cause each of its Subsidiaries to, keep, preserve, protect and maintain all Property material to the conduct of its business in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business, and the respective businesses of its Subsidiaries, carried on in connection therewith may be properly conducted at all times in accordance with standard industry practices unless the
(i) Borrower or the respective Subsidiary determines in good faith that the continued maintenance of any of its properties is no longer economically desirable or (ii) the failure to so keep, preserve, protect and maintain such Property or the failure to make such repairs, renewals or replacements could not reasonably be expected to result in a Material Adverse Effect. In particular, the Borrower will, and will cause each of its Subsidiaries to, operate or cause to be operated its Oil and Gas Properties as a reasonable and prudent operator.

         (b) The Borrower shall use reasonable efforts to develop and bring into production in a prudent and businesslike manner the proved developed non-producing reserves and projects that the Lenders have considered in their determination of the Borrowing Base.

         (c) The Borrower shall ensure that at all times it has available to it, either through its employees or through independent contractors, petroleum engineers with appropriate experience and expertise in the proper operation and development of properties similar to the Mortgaged Properties and the Borrowing Base Properties.

         (d) Promptly after the drilling and completion of each well drilled on the Oil and Gas Properties that have been considered by the Lenders in the determination or redetermination of the Borrowing Base, the Borrower shall promptly request assignments of any interests earned by virtue of such drilling and, within fifteen (15) days after the earlier to occur of the receipt of such assignments or sixty (60) days after first production from such well, shall deliver to the Administrative Agent:

                  (i) true and correct copies of any such assignments of record title of the applicable Oil & Gas Properties into the Borrower or its Subsidiary, as applicable,

                  (ii) true and correct copies of all required consents and Governmental Approvals applicable to such assignments,

                  (iii) original, executed and acknowledged counterparts of a supplemental Mortgage and related amendments to financing statements covering any such interest so earned, and

                  (iv) a favorable mortgagee's title opinion showing that the Borrower or its Subsidiary, as applicable, is vested with good and defensible title to the interests so earned consistent with the working interests and net revenue interest for such Property shown in the most recent Reserve Report and showing that the interests created by such supplemental Mortgage constitute valid first Liens thereon, free and clear of all defects and encumbrances, except as a result of a Permitted Encumbrance or a Lien permitted by Section 6.2(c), in each case in form and substance reasonably satisfactory to the Administrative Agent.

         SECTION 5.7 Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Security Documents. The Administrative Agent, on behalf of the Lenders, will be named as loss payees and additional insureds, as appropriate. The Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

         SECTION 5.8 Casualty and Condemnation. The Borrower (a) will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of the Security Documents.

         SECTION 5.9 Books and Records; Inspection and Audit Rights.

         (a) The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. The Borrower shall pay any reasonable fees of such independent public accountant incurred in connection with the Administrative Agent or such Lender's exercise of its rights pursuant to this Section. Furthermore, the Borrower will permit the Administrative Agent or any Lender, or its agents, at the cost and expense of the Borrower, to enter upon the Oil and Gas Properties and all parts thereof, for the purpose of investigating and inspecting the condition and operation thereof, and shall permit reasonable access to the field offices and other offices, including the principal place of business, of the Borrower to inspect and examine the Oil and Gas Properties.

         (b) Without limiting the generality of Section 5.9(a), the Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to conduct evaluations and inspections of the Oil and Gas Properties and the assets included in the Borrowing Base or of the Borrower's or any Approved Engineer's assessment of the condition or value thereof, all at such reasonable times and as often as reasonably requested. The Borrower shall pay the reasonable fees and expenses of any representatives retained by the Administrative Agent to conduct any such evaluation or inspection.

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         SECTION 5.10 Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all Governmental Rule applicable to it, any Subsidiary, or their respective Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.11 Use of Proceeds and Letters of Credit. The proceeds of the Loans, together with the proceeds of the Standby Debt, will be used only for the payment of (a) amounts payable under the Existing Loan Agreement in accordance with the Plan of Reorganization and (b) capital expenditures, working capital and other general corporate purposes of Borrower and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations G, U and X. Letters of Credit will be issued only to support normal and customary oil and gas operations undertaken by the Borrower and its Subsidiaries in the ordinary course of business.

         SECTION 5.12 Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the Effective Date, the Borrower will notify the Administrative Agent and the Lenders thereof and (a) the Borrower will cause such Subsidiary (unless such Subsidiary is a Foreign Subsidiary) to execute a Security Agreement, a Mortgage (to the extent it owns Oil and Gas Properties) and a Guaranty within ten (10) Business Days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Subsidiary's assets to secure the Obligations as the Administrative Agent or the Required Lenders shall reasonably request and (b) if any Equity Interest in or Indebtedness of such Subsidiary are owned by or on behalf of any Subsidiary, the Borrower will cause such Equity Interests and promissory notes evidencing such Indebtedness to be pledged pursuant to its Pledge Agreement within ten (10) Business Days after such Subsidiary is formed or acquired (except that, if such Subsidiary is a Foreign Subsidiary, shares of common stock of such Subsidiary to be pledged pursuant to such Pledge Agreement may be limited to 65% of the outstanding shares of common stock of such Subsidiary).

         SECTION 5.13 Further Assurances.

         (a) The Borrower will, and will cause each Subsidiary to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Obligors. The Borrower also agrees to provide to the Administrative Agent, from time to time upon reasonable request of the Administrative Agent, information which is in the possession of the Borrower or its Subsidiaries or otherwise reasonably obtainable by any of them, reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

         (b) If any material assets (including any real Property or improvements thereto or any interest therein) are acquired by the Borrower or any Subsidiary after the Effective Date (other than assets constituting Collateral under the Security Documents that become subject to the Lien of any of the Security Documents upon acquisition thereof), the Borrower will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph
(a) of this Section 5.13, all at the expense of the Obligors.

         (c) The Borrower hereby authorizes the Administrative Agent and the Lenders to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Borrower or any relevant Subsidiary where permitted by law. A carbon, photographic or other reproduction of the Security Documents or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Administrative Agent will promptly send the Borrower any financing or continuation statements it files without the signature of the Borrower or any other relevant Subsidiary and the Administrative Agent will promptly send the Borrower the filing or recordation information with respect thereto.

         (d) Without limiting any other provision of this Section 5.13, the Borrower shall, and shall cause each of its Subsidiaries to take such actions and execute and deliver such documents and instruments as the Administrative Agent shall reasonably require to ensure that the Administrative Agent shall, at all times, have received currently effective, duly executed Loan Documents encumbering Oil and Gas Properties of the Borrower and its Subsidiaries constituting 85% of value of the Proven Reserves to which value is given in the determination of the then current Borrowing Base (with accompanying letters in lieu of transfer orders) and satisfactory title evidence in form and substance reasonably acceptable to the Administrative Agent in its reasonable business judgment as to ownership of such Oil and Gas Properties.

         (e) If the Administrative Agent shall determine that, as of the date of any Borrowing Base redetermination, the Borrower or any of its Subsidiaries shall have failed to comply with the preceding Section 5.13(d), the Administrative Agent may notify the Borrower in writing of such failure and, within thirty (30) days from and after receipt of such written notice by the Borrower, the Borrower or its Subsidiaries (as applicable) shall execute and deliver to the Administrative Agent supplemental or additional Loan Documents, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, securing payment of the Obligations and covering additional assets not then encumbered by any Loan Documents (together with current valuations, engineering reports, and title evidence applicable to the additional assets collaterally assigned and such other documents as the Administrative Agent may reasonably require, including opinions of counsel, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent) such that the Administrative Agent shall have received currently effective duly executed Loan Documents encumbering Oil and Gas Properties constituting at least 85% of the value of the Proven Reserves of the Borrower and its Subsidiaries to which value is given in the determination of the then current Borrowing Base (with accompanying letters in lieu of transfer orders) and satisfactory title evidence in form and substance acceptable to the Administrative Agent in its reasonable business judgment as to ownership of such Oil and Gas Properties.

         SECTION 5.14 Commodity Hedging. As promptly as practicable, and in any event within ten (10) days after the Effective Date, the Borrower will, or will cause its Subsidiaries to, enter into, and thereafter until the Obligations have been indefeasibly paid in full and all Commitments have terminated and all Letters of Credit have terminated or expired, crude oil Hedging Agreements on such terms and with such parties as shall be reasonably satisfactory to the Administrative Agent, with respect to 75% of crude oil production as of the Effective Date (for the period commencing as of the Effective Date and ending not earlier than the date which is two years after the Effective Date) from the "proved developed producing oil and gas reserves" (as defined in the standards and guidelines of the U.S. Securities and Exchange Commission) which are attributable to the Hydrocarbon Interests of the Borrower and its Subsidiaries as set forth in the Borrowing Base Report delivered as of the Effective Date; provided that at no time, until the Obligations have been indefeasibly paid in full and all Commitments have terminated and all Letters of Credit have terminated or expired, shall Borrower and its Subsidiaries have crude oil Hedging Agreements in place with respect to more than 85% of crude oil production from the "proved developed producing oil and gas reserves" (as defined in the standards and guidelines of the U.S. Securities and Exchange Commission) which are attributable to the Hydrocarbon Interests of the Borrower and its Subsidiaries as set forth in the most recently delivered Reserve Report.

         SECTION 5.15 Environmental Covenant. The Borrower will, and will cause each of its Subsidiaries to,

         (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations required by Environmental Laws in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

         (b) provide to the Administrative Agent promptly following receipt, copies of any notice, pleading, citation, indictment, complaint, order, decree or other documentation from any source asserting or alleging a material violation of any Environmental Law or a circumstance or condition which requires or may require a material financial contribution by the Borrower or any of its Subsidiaries for a Remedial Action under any Environmental Law, or which seeks a material amount of damages or civil, criminal or punitive penalties from the Borrower or any of its Subsidiaries for an alleged or actual violation of any Environmental Law, or which names or lists the Borrower or any of its Subsidiaries as a potentially responsible party under Environmental Law;

         (c) shall use its best efforts to promptly cure and have dismissed with prejudice to the satisfaction of the Administrative Agent any actions and proceedings relating to compliance with Environmental Laws; and

         (d) provide such pertinent information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 5.15.

         SECTION 5.16 Title Matters. Within one hundred eighty (180) days after the Effective Date, favorable title opinions and/or title reports addressed to the Administrative Agent and the Lenders and issued by counsel to the Borrower, satisfactory to the Administrative Agent in its reasonable discretion, as to the status of title to and Liens affecting the Amoco Properties containing at least seventy-five percent (75%) of the Proven Reserves as of the Effective Date attributable to the Amoco Properties. Such opinions and/or title reports may contain (i) in the case of any Amoco Properties comprised of oil and gas leases or interests therein, or participating mineral interests substantially all of which were acquired by Amoco Production Company or any of its Affiliates or Mobil Oil Corporation, Mobil Rocky Mountain, Inc. or any of their Affiliates or any corporate predecessors of any of them and held by such entities for more than twenty-five (25) years prior to the acquisition thereof by Coho Acquisitions Company, assumptions regarding the status of title to the lands covered by such oil and gas leases or interests therein at the time of such lease or mineral acquisition by such predecessors in title, and (ii) subject to the consent of the Administrative Agent, such other reasonable assumptions, exceptions and qualifications as are customary for opinions or reports of that type.

         SECTION 5.17 Settlement. Within 60 days of the Effective Date or such other period of time consented to by the Required Lenders, the Borrower (i) will, and will cause Coho Resources, Inc., Coho Oil & Gas, Inc., Coho Exploration, Inc., Coho Louisiana Production Company and Interstate Natural Gas Company to, enter into an agreement or other settlement with Florabama Associates, Ltd., in form and substance acceptable to the Administrative Agent and the Required Lenders, fully resolving the claims of Florabama Associates, Ltd. in connection with the Bankruptcy Case, and (ii) will deliver to the Administrative Agent a copy of such agreement certified as of the date hereof by the Secretary or Assistant Secretary of the Borrower (A) to be a true, correct and complete copy of such document and (B) not to have been amended or rescinded from the form so certified and to be in full force and effect.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

         Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

         SECTION 6.1 Indebtedness; Certain Equity Securities.

         (a) The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

                  (i) Indebtedness created under the Loan Documents;

                  (ii) the Standby Debt;

                  (iii) Indebtedness existing on the Effective Date and set forth in Schedule 6.1, but not any extensions, renewals or replacements of any such Indebtedness;

                  (iv) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; provided that Indebtedness of any Subsidiary that is not a Obligor to the Borrower or any other Obligor shall be subject to Section 6.4;

                  (v) guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary; provided that guarantees by the Borrower or any other Obligor of Indebtedness of any Subsidiary that is not a Obligor shall be subject to Section 6.4;

                  (vi) Indebtedness of any Person that becomes a Subsidiary after the Effective Date; provided that (A) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) the aggregate principal amount of Indebtedness permitted by this clause (vi) and clause (viii) shall not exceed $5,000,000 at any time outstanding;

                  (vii) Hedging Obligations incurred pursuant to the Hedging Agreements required or permitted pursuant to Sections 5.14 or 6.7; and

                  (viii) other unsecured Indebtedness in an aggregate principal amount not exceeding $5,000,000 at any time outstanding; provided that the aggregate principal amount of Indebtedness of the Borrower and its Subsidiaries permitted by clause (vi) and this clause (viii) shall not exceed $5,000,000 at any time outstanding.

         (b) The Borrower will not, and will not permit any Subsidiary to, issue any preferred stock or other preferred Equity Interests other than as in existence as of the Effective Date and disclosed pursuant to Schedule 4.1(q).

         SECTION 6.2 Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any Property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

         (a) Liens created under the Loan Documents;

         (b) Permitted Encumbrances;

         (c) any Lien on any Property or asset of the Borrower or any Subsidiary existing on the Effective Date and set forth in Schedule 6.2; provided that (i) such Lien shall not apply to any other Property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Effective Date;

         (d) any Lien existing on any Property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any Property or asset of any Person that becomes a Subsidiary after the Effective Date prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary , as the case may be, (ii) such Lien shall not apply to any other Property or assets of the Borrower or any Subsidiary and
(iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be; and

         (e) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary which do not constitute Mortgaged Property; provided that (i) such security interests secure Indebtedness permitted by clause (vi) or (viii) of Section 6.1(a), (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 75% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other Property or assets of the Borrower or any Subsidiary.

         SECTION 6.3 Fundamental Changes.

         (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and (if any party to such merger is an Obligor) is an Obligor and (iii) any Subsidiary (other than an Obligor) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.4.

         (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

         (c) The Borrower will not engage in any business or activity other than the ownership of all the outstanding shares of capital stock of its Subsidiaries and activities incidental thereto. The Borrower will not own or acquire any assets (other than shares of capital stock of its Subsidiaries, cash and Permitted Investments).

         SECTION 6.4 Investments, Loans, Advances, Guaranties and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

         (a) Permitted Investments;

         (b) investments existing on the Effective Date and set forth on
Schedule 6.4;

         (c) investments by the Borrower and its Subsidiaries in Equity Interests in their respective Subsidiaries; provided that (i) any such Equity Interests held by a Subsidiary shall be pledged pursuant to a Pledge Agreement (subject to the limitations applicable to common stock of a Foreign Subsidiary referred to in Section 5.12) and (ii) the aggregate amount of investments by Subsidiaries in, and loans and advances by Subsidiaries to, and guarantees by Subsidiaries of Indebtedness of, Foreign Subsidiaries (including all such investments, loans, advances and guarantees existing on the Effective Date) shall not exceed $5,000,000 at any time outstanding;

         (d) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary; provided that (i) any such loans and advances made by any Subsidiary shall be evidenced by a promissory note and, with respect to a Subsidiary which is not a Foreign Subsidiary, such note shall pledged pursuant to a Pledge Agreement and (ii) the amount of such loans and advances made by Subsidiaries to Foreign Subsidiaries shall be subject to the limitation set forth in clause (c) above;

         (e) guarantees constituting Indebtedness permitted by Section 6.1; provided that (i) a Subsidiary shall not guarantee the Subordinated Debt unless
(A) such Subsidiary also has guaranteed the Obligations pursuant to a Guaranty,
(B) such guarantee of the Subordinated Debt is subordinated to such guarantee of the Obligations on terms no less favorable to the Lenders than the subordination provisions of the Subordinated Debt and (C) such guarantee of the Subordinated Debt provides for the release and termination thereof, without action by any party, upon any release and termination of such guarantee of the Obligations, and (ii) the aggregate principal amount of Indebtedness of Foreign Subsidiaries that is guaranteed by any Subsidiary shall be subject to the limitation set forth in clause (c) above; and

         (f) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business.

         SECTION 6.5 Asset Sales. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Borrower permit any of it Subsidiaries to issue any additional Equity Interest in such Subsidiary, except:

         (a) sales of inventory, used or surplus equipment and Permitted Investments in the ordinary course of business and assignments of interests in oil and gas leases in connection with customary farmout arrangements entered into in the ordinary course of business;

         (b) sales, transfers and dispositions to the Borrower or a Subsidiary; provided that any such sales, transfers or dispositions involving a Subsidiary that is not an Obligor shall be made in compliance with Section 6.9;

         (c) sales, transfers and other dispositions by the Borrower or its Subsidiaries of the Tunisia Assets;

         (d) sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary) that are not permitted by any other clause of this Section 6.5; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (d) shall not exceed $5,000,000 during the last four consecutive fiscal quarter period then most recently ended;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clause (b) above) shall be made for fair value solely for cash consideration.

         SECTION 6.6 Sale and Leaseback Transactions. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any Property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such Property or other Property that it intends to use for substantially the same purpose or purposes as the Property sold or transferred.

         SECTION 6.7 Hedging Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than
(a) Hedging Agreements required or permitted by Section 5.14 and (b) subject to the limitations set forth in Section 5.14, Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the

Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

         SECTION 6.8 Restricted Payments; Certain Payments of Indebtedness.

         (a) The Borrower will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that
(i) any Subsidiary may pay dividends to the Borrower or any other Subsidiary (other than a Foreign Subsidiary) at such times and in such amounts during any fiscal year, as shall be necessary to permit the Borrower or any other Subsidiary (other than a Foreign Subsidiary) to discharge its permitted liabilities, (ii) any Subsidiary may pay dividends to a Foreign Subsidiary at such times and in such amounts so that the aggregate amount of the dividends paid to all Foreign Subsidiaries does not exceed $250,000 during any fiscal year, (iii) the Borrower may make Restricted Payments in the form of dividends to the extent payable in, or exchanges or conversions for or into, shares of common stock of the Borrower or options or warrants to purchase common stock of the Borrower, and (iv) the Borrower may make Restricted Payments required by the Confirmation Order to the shareholders of the "Existing Common Stock" (as defined in the Plan of Reorganization) with respect to (A) 20% of any proceeds or other amounts relating to the Hicks Muse Lawsuit to which the Borrower or any of its Subsidiaries are entitled, and (B) 40% of any Net Proceeds received by the Borrower or any of its Subsidiaries with respect any sale, transfer or other disposition of the Tunisia Assets.

         (b) The Borrower will not, and will not permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash securities or other Property) of or in respect of principal of or interest on any Indebtedness not permitted under Section 6.1, or any payment or other distribution (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness not permitted under Section 6.1, except payment of regularly scheduled interest and principal payments as and when due in respect of the Standby Debt and prepayments in respect of the Standby Debt, provided that such payments and prepayments are made in accordance with the terms and conditions of the Intercreditor Agreement and are not otherwise prohibited by the subordination provisions of such Standby Debt.

         SECTION 6.9 Transactions with Affiliates. The Borrower will not and will not permit any Subsidiary to, sell, lease or otherwise transfer any Property or assets to, or purchase, lease or otherwise acquire any Property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business and that are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and the Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by Section 6.8.

         SECTION 6.10 Restrictive Agreements. The Borrower will not and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its Property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document or Standby Debt Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the Effective Date identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the Property or assets securing such Indebtedness and (v) clause
(a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

         SECTION 6.11 Amendment of Material Documents. The Borrower will not and will not permit any Subsidiary to, amend, modify or waive any of its rights under (a) any Subordinated Debt Document or (b) any of its Organic Documents.

         SECTION 6.12 Minimum EBITDA to Total Interest Expense Ratio. The Borrower will not permit its EBITDA to Total Interest Expense Ratio for the last four consecutive fiscal quarter period then most recently ended to be less than:
2.00 to 1.00 as of the end of any fiscal quarter ending on or before December 31, 2000; (b) 2.25 to 1.00 as of the end of any fiscal quarter ending between January 1, 2001 and June 30, 2001; (c) 2.50 to 1.00 as of the end of any fiscal quarter ending between July 1, 2001 and October 31, 2001; (d) 2.75 to 1.00 as of the end of any fiscal quarter ending between November 1, 2001 and December 31, 2001, and (e) 3.00 to 1.00 as of the end of any fiscal quarter ending after January 1, 2002; provided, however, that for periods of calculation ending on or before December 31, 2000, each reference to "last four consecutive fiscal quarter period then most recently ended" shall be deemed to be a reference to the period from April 1, 2000 through the date of such calculation.

         SECTION 6.13 Maximum Leverage Ratio. The Borrower will not permit its Leverage Ratio to exceed: (a) 5.00 to 1.00 as of the end of any fiscal quarter ending on or before December 31, 2000; (b) 4.50 to 1.00 as of the end of any fiscal quarter ending between January 1, 2001 and June 30, 2001; (c) 4.25 to
1.00 as of the end of any fiscal quarter ending between July 1, 2001 and October 31, 2001; (d) 3.75 to 1.00 as of the end of any fiscal quarter ending between November 1, 2001 and December 31, 2001, and (e) 3.50 to 1.00 as of the end of any fiscal quarter ending after January 1, 2002; provided, however, that, notwithstanding the foregoing, upon the occurrence of any prepayment of the principal outstanding under the Standby Debt or any other Subordinated Debt, the

Borrower from the time of such prepayment will not permit its Leverage Ratio to exceed 3.50 to 1.00 as of the end of any fiscal quarter ending after the date of such prepayment.

         SECTION 6.14 Minimum Current Ratio. The Borrower will not permit its Current Ratio to be less than 1.00 to 1.00 as of the end of any fiscal quarter.

         SECTION 6.15 Subsidiaries. The Borrower will not at any time create or acquire any Subsidiary unless the Borrower has caused such Subsidiary to comply with the requirements of Section 5.12.

         SECTION 6.16. Take or Pay Contracts. Except as disclosed pursuant to
Schedule 6.16, and except for reservation charges payable for reservations of capacity in gathering systems and pipelines incurred in the ordinary course of business on an arm's length basis for volumes reasonably expected to be produced from the Borrower's or its Subsidiaries' Properties to be transported through such systems and pipelines, the Borrower will not, and will not permit any of its Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, other Property (including without limitation Hydrocarbons), or services if such arrangement requires that payment be made by the Borrower or such Subsidiary regardless of whether such materials, supplies, other Property, or services are delivered or furnished to it.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

         If any of the following events ("Events of Default") shall occur:

         (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

         (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article VII) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

         (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect when made or deemed made;





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

         (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.2, 5.4 (with respect to the existence of the Borrower) or 5.11 or in Article VI of this Agreement or any term or provision of the Intercreditor Agreement;

         (e) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any Loan Document (other than those specified in clause (a), (b) or (d) of this Article VIII), and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

         (f) [Intentionally omitted];

         (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the Property or assets securing such Indebtedness;

         (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

         (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article VII, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

         (j) the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;






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

         (k) one or more judgments for the payment of money in an aggregate amount in excess of either (i) $2,500,000 or (ii) an amount which would have a Material Adverse Effect on the Borrower shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of ten 10 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

         (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

         (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Subsidiary not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or
(ii) as a result of the Administrative Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Agreement; or

         (n) a Change in Control shall occur;

         (o) any cessation of business by the Borrower shall occur;

         (p) any of the Loan Documents is determined to be invalid or unenforceable in any material respect; or

         (q) The Plan of Reorganization or the Confirmation Order shall for any reason be vacated or materially modified;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article VII), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and (iii) exercise any and all other remedies available under the Loan Documents and applicable law; and in case of any event with respect to the Borrower described in clause (h) or
(i) of this Article VII, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without





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

presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                                  ARTICLE VIII

                                   THE AGENTS

         Each of the Lenders and the Issuing Bank hereby irrevocably appoints each Agent to act as its agent hereunder and under the Letters of Credit and the other Loan Documents and authorizes such Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto.

         Any financial institution serving as an Agent hereunder and which is also a Lender shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such financial institution and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

         No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.2 or elsewhere in the Loan Documents), and (c) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the financial institution serving as an Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section
9.2 or elsewhere in the Loan Documents) or in the absence of its own gross negligence or wilful misconduct; PROVIDED, HOWEVER, THAT IT IS THE INTENTION OF THE PARTIES HERETO THAT EACH OF THE AGENTS BE INDEMNIFIED IN THE CASE OF ITS OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

         Each of the Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each of the Agents also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each of the Agents may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         Each of the Agents may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Such Agent and any such sub- agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.

         Subject to the appointment and acceptance of a successor the Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article VIII and Section 9.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.






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

         Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

         Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent to act as its agent under the Intercreditor Agreement and authorizes the Administrative Agent to execute the Intercreditor Agent on its behalf and to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto.

         The Lenders identified as either the Syndication Agent or the Documentation Agent under this Agreement shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.1 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

         (a) if to the Borrower:

             Coho Energy, Inc.
             c/o Coho Resources, Inc.
             14785 Preston Road, Suite 860
             Dallas, Texas 75240
             Attention:       President
             Telephone:       (972) 774-8300
             Facsimile:       (972) 991-2257

         (b) if to the Administrative Agent:

             The Chase Manhattan Bank



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



             Loan and Agency Services
             One Chase Manhattan Plaza, 8th floor
             New York, NY 10081
             Attention: Michael Cerniglia
             Telephone: (212) 552-7906
             Facsimile: (212) 552-5777

          with a copy to:

             The Chase Manhattan Bank
             Global Oil & Gas Group
             600 Travis, 20th Floor
             Houston, Texas 77002
             Attention: June Brand
             Telephone: (713) 216-4327
             Facsimile: (713) 216-4117

         (c) if to the Issuing Bank:

             The Chase Manhattan Bank
             Loan and Agency Services
             One Chase Manhattan Plaza, 8th floor
             New York, NY 10081
             Attention: Michael Cerniglia
             Telephone: (212) 552-7906
             Facsimile: (212) 552-5777

          with a copy to:

             The Chase Manhattan Bank
             Global Oil & Gas Group
             600 Travis, 20th Floor
             Houston, Texas 77002
             Attention: June Brand
             Telephone: (713) 216-4327
             Facsimile: (713) 216-4117

         (d) if to the Documentation Agent:

             MeesPierson Capital Corp.
             100 Crescent Court, Suite 1777
             Dallas, Texas 75201
             Attention: Karlo Louman

             Telephone:       (214) 953-9305
             Facsimile:       (214) 754-5981

         (e) if to the Syndication Agent:

             Fleet National Bank
             100 Federal Street, MADE 10008D
             Boston, MA 02110
             Attention:       Terry Ronan
             Telephone:       (617) 434-5472
             Facsimile:       (617) 434-3652

          with a copy to:

             Fleet National Bank
             100 Federal Street, MADE 10008D
             Boston, MA 02110
             Attention:       Scott Logan
             Telephone:       (617) 434-8297
             Facsimile:       (617) 434-3652

         (f) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         SECTION 9.2 Waivers; Amendments.

         (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the



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

Administrative Agent or any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

         (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Obligor or Obligors that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Sections 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section
9.2 or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to determine or redetermine the Borrowing Base, or to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vi) release any Subsidiary from its Guaranty, or limit its liability in respect of such guarantee, without the written consent of each Lender, (vii) except as otherwise expressly provided herein, release any Collateral from the Liens of the Security Documents, without the written consent of each Lender; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, Documentation Agent, Syndication Agent or Issuing Bank without the prior written consent of the Administrative Agent, Documentation Agent, Syndication Agent or Issuing Bank, respectively, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders may be effected by an agreement or agreements in writing entered into by the Borrower and requisite percentage in interest of the affected Lenders.

         SECTION 9.3 Expenses; Indemnity; Damage Waiver.

         (a) The Borrower shall pay (i) all reasonable legal, printing, recording, syndication, travel, advertising and other out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, the Documentation Agent, the Syndication Agent and the Issuing Bank in connection with the syndication of the credit facilities provided for herein, the registration, preparation, execution, delivery and administration of this Agreement and the other Loan Documents or any document or instrument relevant to this Agreement or any other Loan Document or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) the filing, recording, refiling or rerecording of the Mortgages, the Security Agreements, the Pledge Agreements and the other Security Documents and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to, and all releases and terminations of, any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Mortgages, the Security Agreements, the Pledge Agreements and the other Security Documents, (iii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iv) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Documentation Agent, the Syndication Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section 9.3, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

         (b) In consideration of the execution and delivery of this Agreement by the Administrative Agent, the Issuing Bank and each Lender and the extension of the Commitments, the Borrower shall indemnify the Administrative Agent, the Documentation Agent, the Syndication Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Financing Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any Mortgaged Property or any other Property currently or formerly owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee; PROVIDED, HOWEVER, THAT IT IS THE INTENTION OF THE PARTIES HERETO THAT THE INDEMNITEES BE INDEMNIFIED IN THE CASE OF THEIR OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the foregoing which is permissible under applicable law.

         (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Bank under paragraph
(a) or (b) of this Section 9.3, each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Exposures and unused Commitments at the time.

         (d) To the extent permitted by applicable law, the Borrower shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Financing Transactions, any Loan or the use of the proceeds thereof.

         (e) All amounts due under this Section 9.3 shall be payable promptly and in any event not later than 10 (ten) days after written demand therefor.

         SECTION 9.4 Successors and Assigns.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower (except during the occurrence and continuance of an Event of Default) and the Administrative Agent (and, in the case of an assignment of all or a portion any Lender's obligations in respect of its LC Exposure, the Issuing
Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent or such amount is equal to all of such Lender's Commitment under this Agreement, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance Agreement, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section 9.4, from and after the effective date specified in each Assignment and Acceptance Agreement the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section 9.4.

         (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of a duly completed Assignment and Acceptance Agreement executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section 9.4 and any written consent to such assignment required by paragraph (b) of this Section 9.4, the Administrative Agent shall accept such Assignment and Acceptance Agreement and record the information contained therein in the Register.

No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

         (e) Any Lender may, without the consent of the Borrower or the Administrative Agent, the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.2(b) that affects such Participant. Subject to paragraph (f) of this Section 9.4, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.4. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.8 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

         (f) A Participant shall not be entitled to receive any greater payment under Sections 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

         (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 9.4 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (h) Any Lender that becomes a Lender as a result of an assignment pursuant to Section 9.4 shall be bound by the terms of the last paragraph of
Article VIII as if it were an original Lender hereto.

         SECTION 9.5 Survival. All covenants, agreements, representations and warranties made by the Obligors in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.3 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

         SECTION 9.6 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 9.7 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         SECTION 9.8 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this

Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 9.8 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION 9.9 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAW OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO CHOICE OF LAW PRINCIPLES.

         SECTION 9.10 JURISDICTION.

         (a) THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF TEXAS, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH TEXAS STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

         (b) THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

         SECTION 9.11 CONSENT TO SERVICE OF PROCESS. EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE

MANNER PROVIDED FOR NOTICES IN SECTION 9.1. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         SECTION 9.12 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 9.13 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

         SECTION 9.14 Confidentiality. Each of the Administrative Agent, the Documentation Agent, the Syndication Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.14, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.14 or
(ii) becomes available to the Administrative Agent, the Issuing Bank, the Documentation Agent, the Syndication Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section 9.14, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank, the Documentation Agent, the Syndication Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.14 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         SECTION 9.15 Chapter 15 Not Applicable. Chapter 15, Subtitle 3, Title 79, Revised Civil Statutes of Texas, 1925, as amended, shall not apply to this Agreement or to any Loan or Letter of Credit, nor shall this Agreement or any Loan or Letter of Credit be governed by or be subject to the provisions of such Chapter 15 in any manner whatsoever.

         SECTION 9.16 Limitation of Interest. The Borrower, the Administrative Agent and the Lenders intend to strictly comply with all applicable laws, including applicable usury laws. Accordingly, the provisions of this Section
9.16 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section 9.16, even if such provision declares that it controls. As used in this Section 9.16, the term "interest" includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and
(b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the Obligations. In no event shall the Borrower or any other Person be obligated to pay, or any Lender have any right or privilege to reserve, receive or retain, (a) any interest in excess of the maximum amount of nonusurious interest permitted under the laws of the State of Texas or the applicable laws (if any) of the United States or of any other applicable state, or (b) total interest in excess of the amount which such Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Obligations at the Highest Lawful Rate. On each day, if any, that the interest rate (the "Stated Rate") called for under this Agreement or any other Loan Document exceeds the Highest Lawful Rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the Highest Lawful Rate for that day, and shall remain fixed at the Highest Lawful Rate for each day thereafter until the total amount of interest accrued equals the total amount of interest which would have accrued if there were no such ceiling rate as is imposed by this sentence. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the Highest Lawful Rate when the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate. The daily interest rates to be used in calculating interest at the Highest Lawful Rate shall be determined by dividing the applicable Highest Lawful Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document which directly or indirectly relate to interest shall ever be construed without reference to this Section 9.16, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Highest Lawful Rate. If the term of any Obligation is shortened by reason of acceleration of maturity as a result of any Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Lender at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Highest Lawful Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Lender, it shall be credited pro tanto against the then-outstanding principal balance of the Borrower's obligations to such Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor. Chapter 346 of the Texas Finance Code (which regulates certain revolving credit accounts (formerly Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15)) shall not apply to this Agreement.

         SECTION 9.17 Collateral Matters; Hedging Agreements. The benefit of the Security Documents and of the provisions of this Agreement relating to the Collateral shall also extend to and be available to those Lenders or their Affiliates which are counterparties to the Hedging Agreements on a pro rata basis in respect of any obligations of the Borrower which arise under any Hedging Agreement.

         SECTION 9.18 Arranger; Documentation Agent; Syndication Agent. None of the Persons identified on the facing page or the signature pages of this Agreement as the "Arranger" or "Documentation Agent" or the "Syndication Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document other than (a) except in the case of the Arranger, those applicable to all Lenders as such or (b) as expressly provided for herein or therein. Without limiting the foregoing, none of the "Arranger", the Documentation Agent or the Syndication Agent shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on either the "Arranger", the Documentation Agent or Syndication Agent in deciding to enter into this Agreement or in taking or not taking any action hereunder or under the Loan Documents.

         SECTION 9.19 Entire Agreement. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                     COHO ENERGY, INC.


                                     By:
                                         -------------------------------
                                     Name:
                                     Title:

                                     THE CHASE MANHATTAN BANK,
                                     individually as a Lender and as
                                     Administrative Agent


                                     By:
                                         -------------------------------
                                     Name:
                                     Title:

                                     THE CHASE MANHATTAN BANK,
                                     as Issuing Bank


                                     By:
                                         -------------------------------
                                     Name:
                                     Title:

                                     MEESPIERSON CAPITAL CORP.,
                                     individually as a Lender and as
                                     Documentation Agent


                                     By:
                                         -------------------------------
                                     Name:
                                     Title:

                                     By:
                                         -------------------------------
                                     Name:
                                     Title:

                                     FLEET NATIONAL BANK, individually as
                                     a Lender and as Syndication Agent


                                     By:
                                         -------------------------------
                                     Name:
                                     Title:

                                     CREDIT LYONNAIS, NEW YORK
                                     BRANCH, individually as Lender


                                     By:
                                         -------------------------------
                                     Name:
                                     Title:


                                     By:
                                         -------------------------------
                                     Name:
                                     Title:

                                     ABN AMRO BANK N.V., individually as
                                     Lender


                                     By:
                                         -------------------------------
                                     Name:
                                     Title:


                                     By:
                                         -------------------------------
                                     Name:
                                     Title:

                                     GENERAL ELECTRIC CAPITAL
                                     CORPORATION, individually as Lender


                                     By:
                                         -------------------------------
                                     Name:
                                     Title:

                                     CIBC INC., individually as Lender


                                     By:
                                         -------------------------------
                                     Name:
                                     Title:


                                     By:
                                         -------------------------------
                                     Name:
                                     Title:

                                     CREDIT AGRICOLE INDOSUEZ,
                                     individually as Lender


                                     By:
                                         -------------------------------
                                     Name:
                                     Title:


                                     By:
                                         -------------------------------
                                     Name:
                                     Title:

                                     NATEXIS BANQUE BFCE, individually as
                                     Lender


                                     By:
                                         -------------------------------
                                     Name:
                                     Title:

                                     By:
                                         -------------------------------
                                     Name:
                                     Title: